Authorized Translation

NOTARY

Diah Guntari L. Soemarwoto, SH

Decree of Minister of Justice and Human Rights of
Republic of Indonesia
Number C-783.HT.03.02-Th.2002
Dated 13th May 2002

Deed	:	ESTABLISHMENT OF LIMITED LIABILITY COMPANY PT. OLIO ENERGY INDONESIA
Number	:	= 4 =
Dated	:	20th APRIL 2009.

Jl. Sultan Agung No. 3 South Jakarta
Phones: (62-21) 83796396, 83796397
Fax. (62-21) 8302041

Authorized Translation

ESTABLISHMENT DEED OF

LIMITED LIABILITY COMPANY

PT. OLIO ENERGY INDONESIA

Number : 4

- On this day, Monday, dated 20-4-2009 (the twentieth day of April two thousand and nine).

- At 11.30 WIB (eleven past thirty minutes Western Indonesia Time).

- Appeared before me, DIAH GUNTARI LISTIANINGSIH SOEMARWOTO, Sarjana Hukum, Notary in Jakarta, in the presence of witnesses known by me, Notary and whose names will be mentioned by the end of this deed;

1. Mister RAMLI BIN MD NOR, born in Negeri Sembilan, on 1-1-1958 (the first day of January nineteen fifty eight), private person, Malaysia Citizen, residing in Malaysia, number 48 jalan U1/13A Seksyen U1 Glenmarie Residents, Shah Alam, Selangor, holder of passport number A10694127;

   - temporary staying in Jakarta;

   - according to his statement in this matter legally act to represent and on behalf of OLIO RESOURCHES Sdn, Bhd, a company established based on the law of

SWORN TRANSLATOR

Malaysia, having its head office in B-20-7 Megah Avenue II, 12 Jalan Yap Kwan Seng, Kuala Lumpur.

2. Miss ANGGRAINI PROVITASARI, born in Semarang, on 14-7-1979 (the fourteenth day of July nineteen seventy nine), private person, Indonesian Citizen, residing in Bekasi, Kampung Pondok Benda, Neighborhood Association 007, Citizenship Association 002, Jatirasa Sub-District, Jatiasih District, holder of Identity Card number: 3276095407780020;

   - temporary staying in Jakarta;

   - according to her statement in this matter acting as proxy, by virtue of Power of Attorney, privately made, duly stamp, dated 23-2-2009 (the twenty third day of February two thousand and nine), in which its original is attached to the minute of this deed, of and therefore for and on behalf of:

   Mister TESSAR RIFIANTO, born in Balikpapan, on 19-11-1983 (the nineteenth day of November nineteen eighty three), private person, Indonesian Citizen, residing in Depok, Jalan Sakura number 445 A Block F, Neighborhood Association 005, Citizenship Association 015, Cinere Sub-District,

Limo District, holder of Identity Card number: 3276041911830002;

- The appearers is known to me, Notary;

- The appearers acting in his/her capacity as mentioned above hereby declares, that without prejudice to permits from the competent authorities, agree and undertake to jointly established a Limited Liability Company is established under the Law number 25 of 2007 (two thousand and seven) on Foreign Investment and accordance with and the Approval Letter of Foreign Investment issued by the Investment Coordinating Board, dated 24-3-2009 (the twenty fourth day of March two thousand and nine) number 313/I/PMA/2009, with the Articles of Association as contained in this establishment deed, (hereinafter referred to as "Articles of Association") as follows:

NAME AND DOMICILE

Article 1.

1. This limited liability company shall be named:
   ----------- PT. OLIO ENERGY INDONESIA ----------------
   (hereinafter referred to as "Company"), domiciled in South Jakarta.
2. The Company may open branches or representative offices in any other places, both within and/or outside

the territory of the Republic of Indonesia as may be determined by the Board of Directors upon approval of the Board of Commissioners.

DURATION OF THE COMPANY ESTABLISHMENT

Article 2.

The Company shall be incorporated for undefined period of time by observing the provisions of the Law number 25 of 2007 on Investment.

PURPOSES AND OBJECTIVES AND BUSINESS ACTIVITIES

Article 3.

1. The purposes and objectives of this Company shall be:
   - To run business in the field of trade.
2. To achieve the said purpose and objective, the Company may conduct in the following business activities:
   - To run business in the field of trade, including the import and export trade as well as acting as a distributor, agent and as representatives of other companies, both domestic and foreign companies, especially the trade on oil and natural gas mining support equipments and equipment for offshore oil drilling (rig) facilities;

CAPITAL

Article 4.

1. The company's authorized capital shall be in amount of Rp.4.704.000.000,- four billion seven hundred and four million rupiah (USD 400.000,00 – four hundred thousand United States Dollars) divided into 400.000 (four hundred thousand) shares, each share with nominal value of Rp. 11.760,- eleven thousand seven hundred and sixty rupiah (USD.1.- one United States Dollar).
2. Of the aforesaid authorized capital, it has been issued and paid up 100% (one hundred percent), or in amount of 100.000 (one hundred thousand) shares with total nominal value amounting to Rp.1.176.000.000,- one billion one hundred and seventy six million Rupiah (USD.100.000,00 – one hundred thousand United States Dollars) by the founders who have retrieved for the shares and the details and nominal value of the shares stated at the end of this deed.
3. Shares in portfolio may be issued by the company in accordance with the Company's needs for capital upon approval of a General Meeting of Shareholders.
4. Shareholders whose names are registered in the Shareholder Register shall have preemptive right to

retrieve the shares which will be issued within 60 (sixty) calendar days as of the offering date and each of the shareholders has rights to retrieve in proportion to the total shares owned by them (proportional) either to the shares that become their portion or to the remaining shares that are not retrieved by the other shareholders.

5. When after the lapse of the 60 (sixty) calendar days period as of the offering to shareholders, that there are still any shares left that has not been retrieved, the Board of Directors shall be at liberty to offer such remaining shares to any third parties.

SHARE

Article 5

1. All shares issued by the Company are registered shares.
2. Share ownership evidence may be in the form of share certificate.
3. In case the Company does not issue share certificate, share ownership can be proven with certificate or note issued by the Company.
4. If a share certificate is issued, each share shall be provided with one share certificate.

5. A collective share certificate may be issued as evidence of ownership of 2 (two) or more shares owned by a shareholder.
6. Each share certificate shall at least mention:
   a. name and address of the shareholder;
   b. serial number of the share certificate;
   c. nominal value of the share;
   d. date of issuance of the share certificate;
7. A collective share certificate shall at least mention:
   a. name and address of the shareholder;
   b. serial number of the collective share certificate;
   c. serial number of shares and quantity of shares;
   d. nominal value of the share;
   e. date of issuance of the collective share certificate;
8. Share certificate and collective share certificate must be signed by the President Director and President Commissioner.

DUPLICATE OF SHARE CERTIFICATES

Article 6.

1. In event share certificates are damaged or can not be used anymore, then the Board of Directors shall issue the substitute at the request of and to the person

concerned after the said damaged and unused share certificate has been delivered to the Board of Directors.

2. The share certificate as referred to in paragraph 1 shall further be written off and from this event the minutes shall be drawn-up by the Board of Directors and reported in the next General Meeting of Shareholders.

3. If a share certificate is lost, then at the request of the person concerned, the Board of Directors shall give a duplicate for the lost certificate, after in the opinion of the Board of Directors the loss is sufficiently proved and with a warranty considered necessary by the Board of Directors for each special event.

4. After the duplicate has been issued, then the original certificate shall no longer be valid for the Company.

5. All expenses related to the issuance of the substitute share certificates shall be borne by the shareholder concerned.

6. The provision as mentioned at paragraph 1, paragraph 2, paragraph 3, paragraph 4, and paragraph 5, shall also be applied in mutatis mutandis for the issuance of collective certificates duplicate.

TRANSFER OF RIGHTS OF SHARE

Article 7.

1. Transfer of rights of a share shall be based on a rights transfer deed signed by the transferor and the transferee or their authorized representatives;

2. a. The shareholder who wants to transfer a share(s), then he/she is obliged to previously offer it in writing to other shareholders by stating price and requirements of the sale and inform to the Board of Directors in writing of such an offer and within 60 (sixty) days of the offer made, the other shareholders shall state accept or reject the offer.

   b. If after the expiration of a period of 60 (sixty) days turned out to be offered shares not purchased by other shareholders, the shares can be offered to third parties by stipulation should use terms and conditions (including price) should not be smaller than what has been offered to other shareholders and the sale must be completed within a period of 210 (two hundred and ten) days since the expiry of 60 (sixty) days.

   - If after the expiration of 210 (two hundred and ten) days does not happen purchase of shares, the shares shall be deemed to have never been offered, and if

offered for sale must comply with the procedures for the sale referred to in this paragraph.

c. If it turns out because of a rule or regulation or government policy prohibiting shareholders to own or purchase shares on offer, the shareholder is entitled to appoint another party is allowed.

d. Transfer provisions referred to in paragraph of this Article shall not apply if the shares will be transferred to an affiliated party.

3. A transfer of right on shares must obtain approval of General Meeting of Shareholders and the authorized institution, if the statutory regulation requires so.

4. From the summons day of the General Meeting of Shareholders up to the day of the Meeting, the transfer right on share is not allowed.

GENERAL MEETING OF SHAREHOLDERS

Article 8.

1. General Meeting of Shareholders hereinafter referred to as General Meeting of Shareholders, are:

   a. The Annual General Meeting of Shareholders;

   b. Other General Meetings of Shareholders hereinafter in the Articles of Association referred

to as The Extraordinary General Meeting of Shareholders.

2. The term General Meeting of Shareholders in these Articles of Association refers to both of them, namely the Annual General Meeting of Shareholders and Extraordinary General Meeting of Shareholders, unless clearly stated otherwise.

3. In the Annual General Meeting of Shareholders:
   a. The Board of Directors shall submit:
      - annual report that has been reviewed by the Board of Commissioners in order to obtain the approval of the General Meeting of Shareholders;
      - financial report in order to obtain the approval of meeting.
   b. The Company's profit utilization shall be decided, if the Company gains positive profit balance;
   c. The other agendas of the General Meeting of Shareholders which have been proposed accordingly by observing the Articles of Association shall be decided.

4. The approval of the annual report and legalization of financial report by the Annual General Meeting of

Shareholders means giving full settlement and acquittal liability to the members of the Board of Directors and the Board of Commissioners for their management or supervision carried out during the past fiscal year, as long as the actions are reflected in the Annual report and Financial Report.

5. Extraordinary General Meeting of Shareholders may be held any time as considered necessary to discuss and decide agenda of the meeting, except agenda of the meeting as referred to in paragraph 3 letter a and letter b, by observing statutory regulation and the Articles of Association.

PLACE AND SUMMONS AND CHAIRPERSON OF

GENERAL MEETING OF SHAREHOLDERS

Article 9.

1. The General Meeting of Shareholders shall be held at the Company's domicile or at the Company's business center.
2. General Meeting of Shareholders shall be held by first conducting summons to the shareholders by registered letter and/or by advertisement in newspaper.
3. Summons shall be held at the latest 14 (fourteen) days prior to the General Meeting of Shareholders without

taking into account the date of summons and the date of the General Meeting of Shareholders.

4. In summon it should be listed agenda, time and place of the General Meeting of Shareholders.
5. General Meeting of Shareholders shall be chaired by the President Director.
6. If the President Director is absent or indisposed due to any reason whatsoever not necessarily to be proven to any third party, General Meeting of Shareholders shall be chaired by one of Director appointed by President Director.
7. If all Directors are absent or indisposed due to any reason whatsoever not necessarily to be proven to any third party, General Meeting of Shareholders shall be chaired by one of the members of the Board of Commissioners.
8. If all members of the Board of Commissioners are absent or indisposed due to any reason whatsoever not necessarily to be proven to any third party, General Meeting of Shareholders shall be chaired by a person nominated by and from those present in the meeting.

QUORUM, VOTING RIGHT AND DECISION OF GENERAL MEETING OF SHAREHOLDERS

Article 10.

1. General Meeting of Shareholders may be held if the quorum is required in the presence of the law on Limited Liability Company has been met, as follows:
2. Voting concerning persons shall be carried out by an unsigned-folded ballot and verbally for other matters, unless chairman of the General Meeting of Shareholders determines otherwise without any objection from the shareholders present in the General Meeting of Shareholders.
3. Blank votes or illegal votes shall be considered not exist and shall not be counted in determining the total vote cast in the General Meeting of Shareholders.
4. General Meeting of Shareholders may make decisions based on discussion to reach agreement or based on pro vote cast in the General Meeting of Shareholders as determined in Law.

THE BOARD OF DIRECTORS

Article 11.

1. The Company shall be managed and chaired by a Board of Directors consisting at least 3 (three) members of the Board of Directors, President Director and 1 (one) of Director will be appointed from the candidates

nominated by Indonesian shareholders and 1 (one) other Director appointed from candidates nominated by the foreign shareholders.

2. If there are more than one of Director, then one of them may be nominated as President Director.

3. Members of Board of Directors shall be appointed by General Meeting of Shareholders for 3 (three) years term without prejudiced to the right of the General Meeting of Shareholders to dismiss them at anytime.

4. If due to any reason the position of a member or more or all positions of members of Board of Directors are vacant, then within 30 (thirty) days after the vacancy has occurred a General Meeting of Shareholders shall be held to fill such vacancy by observing the provisions of statutory regulations and Articles of Association.

5. If due to any reason all positions of members of Board of Directors are vacant, the Company shall temporarily be managed by a member of Board of Commissioners appointed by the Meeting of Board of Commissioners.

6. A member of Board of Directors shall be entitled to resign from his/her position by notifying in writing to the Company at the latest 30 (thirty) days before the day of resignation.

7. The office term of a member of the Board of Directors shall terminate if:
   a. resigning pursuant to the provision of paragraph 6;
   b. no longer meet the requirements of statutory regulations;
   c. passed away;
   d. dismissed based on the decision of General Meeting of Shareholders;

TASKS AND AUTHORITIES OF BOARD OF DIRECTORS

Article 12.

1. The Board of Directors shall be entitled to represent the Company inside and outside the Court concerning all matters and in all occurrences, to bind the Company to another party and another party to the Company, and to take all actions, either concerning management or ownership, however with limitation that:
   a. Rent or lease (including make changes on the terms and conditions of the existing lease) of fixed and movable assets owned by the company;
   b. Transfer, release of rights or asset guarantees of the Company which is not largely richness of the Company;

c. to borrow or lend money on behalf of the Company (excluding withdrawal Company's monies in banks);

d. Signing contracts or other obligations or perform a transaction or several transactions related to the value of more than USD 10,000 (ten thousand United States Dollars) or equivalent value in other currencies;

e. Giving corporate guarantees either for the benefit of its subsidiaries or for the benefit of others.

f. Establish a business or participate in other companies both inside and outside the country;

-shall be upon approval of the Board of Commissioners.

2. a. The President Director shall be entitled and authorized to act for and on behalf of the Board of Directors and to represent the Company.

b. In case the President Director is absent or indisposed due to any reason, which matter is not necessary to be proven to the third party, then one of other members of the Board of Directors shall be entitled and authorized to act for and on behalf of the Board of Directors and to represent the Company.

PENERJEMAH BERSUMPAH S.K. Gub. KDKI Jakarta SUHARNO PODOMARUTO No. 1375/2000 SWORN TRANSLATOR

3. In case there is only one member of the Board of Directors then all the duties and authorities given to the President Director or other members of the Board of Directors in the Articles of Association shall also apply to him/her.

MEETING OF BOARD OF DIRECTORS

Article 13.

1. Meeting of Board of Directors may be held at any time when considered necessary by and/or written request from :
   a. one or more member(s) of Board of Directors;
   b. one or more member(s) of Board of Commissioners; or
   c. one or more shareholder(s) jointly representing 1/10 (one tenth) or more of the entire shares with voting rights.
2. The summons of the Meeting of the Board of Directors shall be conducted by the member of the Board of Directors entitled to act for an on behalf of the Board of Directors pursuant to the provision of Article 9 hereof.
3. The summons of the Meeting of the Board of Directors shall be delivered by registered letter or personally to each member of the Board of Directors by receiving

receipt at least 3 (three) days prior to the meeting, without considering the date of summons and the date of meeting.

4. The summons shall mention the agenda, date, time and place of the meeting.

5. Meeting of Board of Directors shall be held in the Company's domicile or Company's business center.

6. If all members of the Board of Directors are present or represented, a prior summons is not required and the Meeting may be held anywhere and it is also entitled to make a binding decision.

7. Meeting of Board of Directors shall be chaired by the President Director, in case the President Director is absent or indisposed, which matter is not necessarily to be proven to the third party, Meeting of Board of Directors shall be chaired by a person appointed by and from those members of the Board of Directors present.

8. A member of the Board of Directors may be represented in the Meeting only by another member of the Board of Directors by virtue of a power of attorney.

9. Meeting of Board of Directors is legal and entitled to make binding decisions when more than 1/2 (one half)

of total members of the Board of Directors are present or represented in the Meeting.

10. Resolutions of Meeting of Board of Directors must be adopted by deliberation to reach a consensus

    - If meeting fails to make a resolution, the resolution shall be adopted based on pro votes of more than 1/2 (one half) of the votes cast legally in the meeting.

11. In event of tie votes (pro-vote and contra-vote is equal), the proposal was rejected.

12. a. Each member of the Board of Directors present is entitled to cast 1 (one) vote and 1 (one) additional vote for every other member of the Board of Directors represented by him(her).

    b. Voting concerning persons shall be carried out by an unsigned-folded ballot, voting on other matters shall be carried out verbally, unless the Chairman of the Meeting determines otherwise without any objection from those present.

    c. Blank votes and illegal votes shall be considered not to cast legally and, therefore, shall be considered not exist and shall not be counted in determining the total vote cast.

13. The Board of Directors may also make legal decisions without holding a Meeting of the Board of Directors, provided that all members of the Board of Directors have been notified in writing concerning the proposal concerned and all members of the Board of Directors have given their approval on the proposed proposal as proved by the signed written approval. Decisions made in such a manner have the same power as decisions made legally in the meeting of Board of Directors.

BOARD OF COMMISSIONERS

Article 14.

1. The Board of Commissioners shall consist of 3 (three) Commissioner(s), President Commissioner, and 1 (one) of member of the Board of Commissioners is appointed from candidates nominated by the foreign shareholder and 1 (one) of other member of the Board of Commissioners is appointed from candidates nominated by the Indonesian shareholder.

   - If it is appointed more than one member of the Board of Commissioners, then one of them can be appointed as the President Commissioner.

2. Members of the Board of Commissioners shall be appointed by the General Meeting of Shareholders,

respectively for the period of 3 (three) years and without prejudicing to the right of the General Meeting of Shareholders to dismiss them at any time.

3. If due to whatever reason, the position of a member of the Board of Commissioners is vacant, then within 30 (thirty) calendar days after the vacancy, a General Meeting of Shareholders shall be held for fulfilling that vacancy, by observing the provisions as referred to in paragraph 2 of this article.

4. When deemed necessary by the Board of Commissioners, the Board of Commissioners may assign one of them as the Representative Commissioner, as referred to in Article 120 of Law No. 40 of 2007 with the tasks and authority to supervise the discretion of the management of the Company and advise the Board of Directors, including to provide certain agreements for and on behalf of the Board od Commissioners in accordance with the provisions of the Articles of Association.

5. A member of the Board of Commissioners shall be entitled to resign from his office by notifying in writing to the company concerning his intention at least 30 (thirty) days in advance prior to his resignation date.

6. The position of a member of Board of Commissioners terminates if:
   a. he/she resigns pursuant to the provision of paragraph 5;
   b. fails to fulfill the prevailing statutory regulations;
   c. passed away;
   d. dismissed pursuant to resolution of General Meeting of Shareholders.

TASKS AND AUTHORITIES OF

THE BOARD OF COMMISSIONERS

Article 15.

1. The Board of Commissioners at any time within office hour of the Company shall be entitled to enter premises or other places used or controlled by the Company and is entitled to examine all books, letters and other evidence instrument, verify and to match condition of cash money and others and is entitled to know all action already performed by the Board of Directors.
2. The Board of Directors and each member of the Board of Directors shall be obliged to give explanation concerning all matters inquired by the Board of Commissioners.

3. If all members of the Board of Directors are suspended and the Company has no members of Board of Directors then the Board of Commissioners shall be obliged to temporarily manage the Company. In this case the Board of Commissioners shall be entitled to give temporary authorizations to one or more between the members of Board of Commissioners on responsible of the Board of Commissioners.
4. In case there is only one Commissioner, then all tasks and authorities given to the President Commissioner or to the other member of Board of Commissioners in this Articles of Association shall also be valid for him/her.

MEETING OF THE BOARD OF COMMISSIONERS

Article 16.

-The provision as mentioned in Article 13 applies on mutatis-mutandis basis for meeting of Board of Commissioners.

WORK PLAN, FISCAL YEAR AND ANNUAL REPORT

Article 17

1. The Board of Directors submits work plan that includes annual budget of the Company to the Board of Commissioners to obtain its approval, before the fiscal year starts.

2. Work Plan as referred to in paragraph 1 must be submitted at the latest 30 (thirty) days before the commencement the next fiscal year.
3. The fiscal year of the Company shall commence from the 1 (first) of January until the 31 (thirty-first) of December. At the end of December every year, the Company's accounts are closed. For the first time the Company's account shall commence on the date of this Deed of Establishment and be closed on 31-12-2009 (the thirty first day of December two thousand and nine).
4. The Board of Directors prepares annual report and makes it available at the Company's office to be examined by the Shareholders commencing the date of summons of the Annual General Meeting of Shareholders.

PROFIT UTILIZATION AND DIVIDEND APPORTIONMENT

Article 18.

1. The net profit of the Company in a fiscal year as mentioned in the balance sheet and profit and loss account that have been legalized by the Annual General Meeting of Shareholders and constitute positive balance

shall be apportioned according to a utilization procedure determined by the General Meeting of Shareholders.

2. If the profit and loss account in a year shows a loss that can not be covered with the reserve fund, then the loss shall remain to be recorded and included in the profit and loss account and in the next fiscal year the Company shall be considered not gaining profit as long as the loss recorded and included in the profit and loss account has not yet been covered at all.

INTERIM DIVIDEND

Article 19.

1. By observing the provision in the legislation regulation, the Company may apportion interim dividends before the fiscal year of the company closed.
2. The apportionment of interim dividends shall be based on the resolution of the Board of Directors after obtaining the approval of the Board of Commissioners.
3. In case after the closing of the fiscal year it appears that the Company suffers losses, the interim dividends that have been apportioned shall be returned to the Company.
4. The Board of Directors and Board of Commissioners shall be jointly responsible for the Company's losses, in

case the shareholders fail to return the interim dividends as intended in paragraph 3 of this article.

RESERVE FUND UTILIZATION

Article 20.

1. Portion of profit provided to reserve fund shall be determined up to the amount of 20% (twenty percent) of total issued and paid up capital shall only be used to cover losses which can not be covered by other reserve funds.
2. If the amount of reserve fund exceeds such an amount of 20% (twenty percent), the General Meeting of Shareholders may determine in order that amount of reserve fund exceeding is used for Company's interests.
3. Reserve as referred to in paragraph 1 which are not yet utilized to cover loses and surplus of reserve fund as referred to in paragraph 2 of which the utilization is not yet determined by the Board of Directors shall be managed by the Board of Directors in an appropriate way in the opinion of the Board of Directors under the approval of the Board of Commissioners and by observing the prevailing statutory regulations.

CLOSING REGULATIONS

Article 21.

- All matters that are not or insufficiently regulated in these Articles of Association will be determined by the General Meeting of Shareholders.

- Finally, the appearers acting in his capacity as aforesaid declared that:

1. For the first time it has been retrieved and fully paid in cash through the Company's account, by the founders:

a. The said OLIO RESOURCHES Sdn, Bhd, in amount of 60.000 (sixty thousand) shares with total nominal value of	Rp. 705.600.000,-
seven hundred five million six hundred thousand Rupiah (USD 60.000,00 sixty thousand United States Dollars)	
b. the said Mr. TESSAR RIFIANTO, in amount of 40.000 (forty thousand) shares with total nominal	

SERTEMAH BERSUMPAH SULARNO ... SWORN TRANSLATOR

value of	Rp. 470.400.000,-
four hundred seventy million four hundred thousand Rupiah (USD 40.000,00 forty thousand United States Dollars);	
-So that totally 100.000 (one hundred thousand) shares with total nominal value of	Rp. 1.176.000.000,-
one billion one hundred seventy six million Rupiah (USD 100.000,00 one hundred thousand United States Dollars).	

2. Deviating from the provision in Article 11 and Article 14 of these Articles of Association concerning the procedures of appointment of members of Board of Directors and Board of Commissioners, it has been appointed as:

   - President Director : Mr. TESSAR RIFIANTO, born in Balikpapan, dated 19-11-

1983 (the nineteenth day of November nineteen and eighty three), private-person, Indonesian Citizen, residing in Depok, Jalan Sakura number 445 A Blok F, Neighborhood Association 005, Citizenship Association 015, Cinere Sub-District, Limo District, holder of Identity Card number 3276041911830002;

- Director : Mr. FAREH ISHRAF BIN MD HANIPAH, born in Johor, dated 23-10-1972 (the twenty third day of October nineteen and seventy two), private person, Malaysian Citizen, residing in Malaysia, number 41 USJ 17/3B Subang Jaya, Selangor, holder of passport number A19867820;

- Director : Miss ANGGRAINI PROVITASARI, born in

Semarang, dated 14-7-1979 (the fourteenth day of July nineteen and seventy nine), private-person, Indonesian Citizen, residing in Bekasi, Kampong Pondok Benda, Neighborhood Association 007, Citizenship Association 002, Jatirasa Sub-District, Jatiasih District, holder of Identity Card number 3276095407780020;

-President Commissioner: Mr. RAMLI BIN MD NOR, born in Negeri Sembilan, dated 1-1-1958 (the first day of January nineteen and fifty eight), private person, Malaysian Citizen, residing in Malaysia, number 48 Jalan U1/13A Seksyen U1 Glenmarie Residents, Shah Alam, Selangor, holder of passport number A10694127;

-Commissioner	:	Mr. ABD KARIM BIN JONIT, born in Negeri Sembilan, dated 5-4-1947 (the fifth day of April nineteen and forty seven), private person, Malaysian Citizen, residing in Malaysia, Lot 7221 Jalan Delima Taman Setia, Gombak, Kuala Lumpur, holder of passport number A19752426;
-Commissioner	:	Mr. RIO STEFIAN, born in Rumbai, dated 20-1-1982 (the twentieth day of January nineteen and eighty two), private-person, Indonesian Citizen, residing in Depok, Jalan Sakura Blok F number 445 A, Neighborhood Association 005, Citizenship Association 015, Cinere Sub-District, Limo District, holder

of Identity Card number 3276042001820003;

-The said appointment of members of Board of Directors and Board of Commissioners has been accepted by the persons concerned.

- The Board of Directors and/or proxies, either jointly or individually with the right to delegate this power to any third party that are authorized to apply for legalization on these Articles of Association from the authorized institutions and to make amendment and/or additions in any form whatsoever as may be necessary for obtaining such a legalization, and to submit and sign any and all applications and other documents, to choose legal domicile and to take any other acts which may be required.
- This deed is completed at 12.15 WIB (twelve past fifteen minutes Western Indonesia Time).

IN WITNESS WHEREOF

-This deed was made and completed as minutes in Jakarta, on the day and date as mentioned at the preamble of this deed in the presence of:

1. EDI SUSANTO, born in Wates, dated 15-3-1983 (the fifteenth day of March nineteen eighty three), residing in South Jakarta, Komplek BBD Block AI, Neighborhood

Association 004, Citizenship Association 003, Ciganjur Sub-District, Jagakarsa District, the holder of Identity Card number 09.5309.150383.0249;

2. KUSDARYONO, born in Jakarta, dated 21-12-1972 (the twenty first day of December nineteen seventy two), residing in South Jakarta, Asem II/10, Neighborhood Association 011, Citizenship Association 005, Cipete Selatan Sub-District, Cilandak District, the holder of Identity Card number 09.5306.211272.0305;

both are the employees at the Notary Office.

- Immediately after this deed has been read out by me, Notary, to the appearers and witnesses, it was immediately signed by the appearers, witnesses and me, Notary.

- Executed without addition, without deletion and without substitution.

- Original of this deed has been duly signed accordingly.

- GIVEN AS COPY WITH THE SAME CONTENT.

Signed and stamped

above seal

AFFIDAVIT

This is to certify that have translated the foregoing from Indonesian to English, that is [illegible] complete, and I am competent in both languages

[illegible]karta, 17 October 2012

Drs. Sularno Popomaruto

Sworn Translator by virtue SK Gub KDKI Jkt No 1715/2000

Authorized Translation

NOTARY

Diah Guntari L. Soemarwoto, SH

Decree of Minister of Justice and Human Rights of
Republic of Indonesia
Number C-783.HT.03.02-Th.2002
Dated 13th May 2002

Deed	:	RESOLUTION OF SHAREHOLDERS OF LIMITED LIABILITY COMPANY PT. OLIO ENERGY INDONESIA
Number	:	= 2 =
Dated	:	10th NOVEMBER 2009

Jl. Sultan Agung No. 3 South Jakarta
Phones: (62-21) 83796396, 83796397
Fax. (62-21) 8302041

Authorized Translation

RESOLUTION OF SHAREHOLDERS OF

LIMITED LIABILITY COMPANY

PT. OLIO ENERGY INDONESIA

Number : 2

- On this day, Tuesday, dated 10-11-2009 (the tenth day of November two thousand and nine).

- At 11.00 WIB (eleven Western Indonesia Time).

- Appeared before me, DIAH GUNTARI LISTIANINGSIH SOEMARWOTO, Sarjana Hukum, Notary in Jakarta, having domicile in South Jakarta, in the presence of witnesses known by me, Notary and whose names will be mentioned by the end of this deed;

Miss ANGGRAINI PROVITASARI, born in Semarang, on 14-7-1979 (the fourteenth of July one thousand nine hundred seventy-nine), private person, Indonesian Citizen, residing in Bekasi, Kampung Pondok Benda, Neighborhood Association 007, Citizenship Association 002, Jatirasa Sub-District, Jatiasih District, the holder of Identity Card number 3276095407780020;

- Temporary staying in Jakarta;

- according to her statement in this case acting as a Director of a limited liability company that will be mentioned below, so for and on behalf of the Board of

Directors, which in this case as the attorney of the shareholders of the limited liability company PT. OLIO ENERGY INDONESIA, domiciled in South Jakarta (hereinafter referred to as the Company), in which the articles of association dated 20-4-2009 (the twentieth day of April two thousand and nine) number 4, drawn up before me, Notary and has obtained approval from the proficient authorities, as it turns out in the Decree of the Minister of Law and Human Rights of the Republic of Indonesia dated 11-6-2009 (the eleventh day of June two thousand and nine) number AHU-25562.AH 01.01.Year 2009.

- Therefore, based on the Decision of the Shareholders of the Company, privately made, with sufficient stamp duty, dated 6-11-2009 (the sixth day of November two thousand and nine), in which the original is attached to the minutes of this deed.

- The appearers is known to me, Notary.

- The Appearers in her capacity aforesaid firstly declared:

- Whereas, pursuant to Article 91 of Law No. 40 year 2007, the shareholders of the Company are authorized to take legal decisions without hold a General Meeting of Shareholders, provided that all shareholders have been notified in writing

and all the shareholders approved the proposal submitted in writing, and signed the approval;

- Whereas the shareholders of the Company have taken the decision as referred to above, thus based on such decision the Shareholders of the Company, dated 6-11-2009 (the sixth day of November two thousand and nine).

- Whereas for this purpose has been issued a Letter of Approval from the Investment Coordinating Board dated 5-11-2009 (the fifth day of November two thousand and nine) number 1501/III/PMA/2009, which the original shown to me, Notary.

- Whereas in relation to the matters described above, the Appearers in her capacity declared, the shareholders of the Company have declared and decided:

I. To approve reaffirming the decision of the Shareholders of the Company, dated 1-10-2009 (the first day of October two thousand and nine) to amend Article 3 of the Articles of Association of the Company as to the purposes and objectives as well as business activities, further the Company's Articles of Association Article 3 shall be reads and written as follows: -

PURPOSES AND OBJECTIVES AS WELL AS

BUSINESS ACTIVITIES

Article 3

1. The purposes and objectives of the Company are:

- To run business in the field of trade;
- To run business in the field services sector except services in the field of law and tax.

2. To achieve the above purposes and objectives, the Company may conduct the following business activities:
   a. to run business in the field of trade, including the import and export trade as well as acting as a distributor, agent and as representatives and agencies of other companies, both domestic and foreign companies, especially the trade on oil and natural gas mining support equipments and offshore oil drilling (rig) facilities and equipment;
   b. to run business in the field of services, namely consultancy services in the oil and gas sector, including exploration and mining technology both general and specific, human resource empowerment, non-construction services, technical inspection, except for services in the areas of legal and tax.

II. To approve reaffirming the decision of the Shareholders of the Company, dated 1-10-2009 (the first day of October two thousand and nine) to increase the Company's authorized capital from Rp.4.704.000.000,- four billion seven hundred and four million rupiah

(USD.400.000,- Four hundred thousand United States Dollar) to be Rp. 5.118.892.800 - five billion one hundred and eighteen million eight hundred and ninety-two thousand eight hundred Rupiah (USD.435.280,- four hundred and thirty five thousand two hundred and eighty United States Dollars).

III. To approve reaffirming the Decision of the Shareholders of the Company, dated 1-10-2009 (the first day of October two thousand and nine) to increase the issued and paid up capital of the Company, originally Rp.1.176.000.000,- one billion one hundred and seventy-six million Rupiah: (USD. 100.000 one hundred thousand United States Dollars) to be Rp.1.279.723.200,- one billion two hundred and seventy-nine million seven hundred and twenty three thousand two hundred Rupiah (USD.108.820,– one hundred and eight thousand eight hundred and twenty United States Dollars), which will be subscribed by:

a. OLIO RESOURCES Sdn, Bhd, in the amount of 5.292 (five thousand two hundred and ninety-two) shares or amounting to Rp. 62.233.920,- sixty-two million two hundred and thirty-three thousand nine hundred

and twenty Rupiah (USD.5.292,- five thousand two hundred and ninety-two United States Dollars);

b. Mr. TESSAR RIFIANTO, in the amount of 3.528 (three thousand five hundred and twenty eight) shares or amounting to Rp.41.489.280,- forty-one million four hundred and eighty-nine thousand two hundred and eighty Rupiah (USD.3.528,- three thousand five hundred and twenty-eight United States Dollars).

- Therefore, to amend Article 4 paragraph 1 and paragraph 2 of the Articles of Association of the Company, and further Article 4, paragraph 1 and paragraph 2 of the Articles of Association of the Company shall be written and read out as follows:

CAPITAL

Article 4

1. The Company's authorized capital amounting to Rp.5.118.892.800,- five billion one hundred and eighteen million eight hundred and ninety-two thousand eight hundred Rupiah (USD.435.280,- Four hundred thirty-five thousand two hundred and eighty United States Dollars), divided into 435.280 (four hundred and thirty five thousand two hundred and

eighty) shares, each share with the nominal value of Rp.11.760,- eleven thousand seven hundred sixty Rupiah (USD.1,- one United States Dollars)

2. Of the authorized capital has been placed and paid 100% (one hundred percent) or in the amount of 108.820 (one hundred and eight thousand eight hundred twenty) shares with a nominal value totally Rp.1.279.723.200,- one billion two hundred and seventy-nine million seven hundred and twenty-three thousand two hundred Rupiah (USD. 108.820,- one hundred and eight thousand eight hundred and twenty United States Dollar), have been subscribed by the shareholders.

- Thus, from the subscribed capital as mentioned above, have been subscribed and fully paid by the shareholders, so that becomes as follows:

a. OLIO RESOURCES Sdn, Bhd, in the amount of 65.292 (sixty five thousand two hundred and ninety-two) shares, with a nominal value totally Rp.767.833.920,- seven hundred and sixty seven million eight hundred and thirty three thousand nine hundred and twenty Rupiah (USD.65.292,- sixty-five

thousand two hundred and ninety-two United States Dollars);

b. Mr. TESSAR RIFIANTO, in the amount of 43.528 (forty three thousand five hundred twenty-eight) shares with a nominal value entirely Rp.511.889.280,- five hundred and eleven million eight hundred and eighty nine two hundred and eighty Rupiah (USD.43.528,- forty three thousand five hundred and twenty-eight United States Dollars).

- So that totally amounting to 108.820 (one hundred and eight thousand eight hundred and twenty) shares with a nominal value amounting to Rp.1.279.723.200,- one billion two hundred and seventy-nine million seven hundred and twenty three thousand two hundred Rupiah (USD.108.820, - one hundred and eight thousand eight hundred and twenty United States Dollars).

IV. To approve the authorization of the Board of Directors of the Company for and on behalf of and represent the Company, in order to declare the decision taken by virtue of this decision into a notary deed and filed its approval to the Minister of Law and Human Rights of the Republic of Indonesia and / or to conduct registration to the other competent authorities/agencies, to sign the certificates,

other letters related to what decided in this decision letter;

- This Authorization is granted with the following conditions:

a. the authorized in fact has the right to transfer this power to the other party (the right of substitution);

b. this authorization shall be applicable as from the date of the last signing of this decision; and

c. the shareholders have agreed to approve all actions taken by the holders / attorney in facts based on this power of attorney.

V. To confirm that all the decisions contained in the decision shall be effective as from the date of the last signing of this decision; and

VI. To declare that in accordance with Article 91 of Law No. 40 of 2007, the decisions taken under this resolution have validity and binding force equal to the decisions taken in the General Meeting of Shareholders.

IN WITNESS WHEREOF

-This deed was made and completed as minutes in Jakarta, on the day and date as mentioned at the preamble of this deed in the presence of:

1. EDI SUSANTO, born in Wates, dated 15-3-1983 (the fifteenth day of March nineteen and eighty-three), residing in South Jakarta, Komplek BBD Block AI, Neighborhood Association 004, Citizenship Association 003, Ciganjur Sub-District, Jagakarsa District, the holder of Identity Card number 09.5309.150383.0249;
2. KUSDARYONO, born in Jakarta, dated 21-12-1972 (the twenty first day of December nineteen and seventy-two), residing in South Jakarta, Asem II/10, Neighborhood Association 011, Citizenship Association 005, Cipete Selatan Sub-District, Cilandak District, the holder of Identity Card number 09.5306.211272.0305;

both being Notary Office's Employees.

- Immediately after this deed has been read out by me, Notary to the appearers and witnesses, it was immediately signed by the appearers, witnesses and me, Notary.
- Executed without addition, without deletion and without substitution.
- Original of this deed has been duly signed.
- Given as copy with the same content.

Signed and stamped

above seal

AFFIDAVIT

This is to certify that have translated the foregoing from Indonesian to English, that is [illegible] and complete, and I am competent in both languages.

Jakarta, 1st October 2012

Drs. Sularno Popomaruto

Sworn Translator by virtue SK Gub KDKI Jkt No 1715/2000

Authorized Translation

HESTI SULISTIATI BIMASTO, SH

NOTARY

DECREE OF MINISTER OF JUSTICE AND HUMAN RIGHTS OF
REPUBLIC OF INDONESIA
No.: C-561.HT.03.02. Th - 2003 Dated: October 22, 2003

DEED :

UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS

IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

PT. OLIO ENERGY INDONESIA

DATED : October 29, 2010 NUMBER: 68.-

KINDO Building II Floor E 202
Jl. Raya Duren Tiga No. 101 Jakarta 12760
Telp.: (021) 7918 4311 Fax.: (021) 798 7680
Email: hestinotaris@yahoo.co.id

UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

PT. OLIO ENERGY INDONESIA

Number: 68.-

- On this day, Friday, dated 29-10-2010 (the twenty ninth day of October two thousand and ten). ------------------------------------

- At 14.30 WIB (fourteen past thirty minutes Western Indonesia Time). --

- Appeared before me, HESTI SULISTIATI BIMASTO, Sarjana Hukum, Notary in Jakarta, in the presence of witnesses known to me, Notary and whose names will be mentioned by the end of this deed: ---

- Mr. MOHAMMAD IQBAL HADROMI, Sarjana Hukum, born in Jakarta, on 11-10-1972 (the eleventh day of October nineteen seventy two), Advocate and Legal Counsel of HADROMI & PARTNERS Law Firm having office in Jakarta, Setiabudi Atrium 2nd Floor, Suite 209A, Jalan H.R. Rasuna Said Kavling 62, South Jakarta, Indonesian Citizen, holder of Identity Card Number: 09.5302.111072.7024; ----------------

- according to his statement in this matter acting by virtue of power of attorney as mentioned in the UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS OF PT. OLIO ENERGY INDONESIA IN LIEU OF EXTRAORDINARY GENERAL MEETING OF

SHAREHOLDERS privately made on 18-10-2010 (the eighteenth day of October two thousand and ten), in which its original is attached to the minute of this deed, as the proxy of and therefore for and on behalf of PT. OLIO ENERGY INDONESIA, a limited liability company, domiciled in South Jakarta, in which the Articles of Association is attached to the deed dated 20-04-2009 (the twentieth day of April two thousand and nine) Number: 4 and has obtained the approval of the Minister of Law and Human Rights of Republic of Indonesia in his Decree dated 11-06-2009 (the eleventh day of June two thousand and nine) Number: AHU-25562.AH.01.01.Tahun 2009, thereafter amended by deed dated 10-11-2009 (the tenth day of November two thousand and nine) Number: 2, and has obtained the approval of the Minister of Law and Human Rights of Republic of Indonesia in his Decree dated 18-11-2009 (the eighteenth day of November two thousand and nine) Number: AHU-56166.AH.01.02.Tahun 2009, in which both of the said deeds were drawn up before DIAH GUNTARI LISTIANINGSIH SOEMARWOTO, Sarjana Hukum, Notary in South Jakarta Municipality; --

- (hereinafter referred to as the Company); --------------------
- The appearer acting as aforesaid, declared: -------------------
- Whereas according to the provision of Article 91 Law Number 40 Year 2007 (two thousand and seven) on Limited Liability

Company (UUPT), shareholders may also make binding decisions outside General Meeting of Shareholders provided that all shareholders with voting rights agree in writing by signing the proposal concerned. --

- Whereas based on Article 91 of UUPT, decisions made in such a manner shall have equal power as those legally made in a General Meeting of Shareholders.---------------------------------

- Whereas at the present the authorized capital of the Company is Rp.5.118.892.800,- (five billion one hundred and eighteen million eight hundred and ninety two thousand eight hundred Rupiah) or equivalent to US$.435,280.00 (four hundred and thirty five thousand two hundred and eighty United States Dollars) and of the said amount only Rp. 1.279.723.200,- (one billion two hundred and seventy nine million seven hundred and twenty three thousand two hundred Rupiah) or equivalent to US$.108,820.00 (one hundred and eight thousand eight hundred and twenty United States Dollars) which has been placed in and paid up to the Company by the shareholders, consisting of 108.820 (one hundred and eight thousand eight hundred and twenty) shares with nominal value of Rp. 11.760,- (eleven thousand seven hundred and sixty Rupiah) per share; --

- Whereas the shareholders of the Company are: --------------

1. OLIO RESOURCES SDN.BHD., the holder of 65.292 (sixty five thousand two hundred and ninety two) shares in the

Company; --

2. Mr. TESSAR RIFIANTO, the holder of 43.528 (forty three thousand five hundred and twenty eight) shares in the Company; --

- Whereas the shareholders have given their approval in writing concerning the amendment as mentioned below; ---------
- Whereas the shareholders agree to decide the matters below and agree to exercise such decisions in accordance with the provision of Article 91 of UUPT as aforesaid thus the shareholders gave their approval in writing as follows: -----------

1. To approve the sale and transfer of 65.292 (sixty five thousand two hundred and ninety two) shares in the Company amounting to Rp.767.833.920,- (seven hundred and sixty seven million eight hundred and thirty three thousand nine hundred and twenty Rupiah) or equivalent to US$.65,292.00 (sixty five thousand two hundred and ninety two United States Dollars) from OLIO RESOURCES SDN.BHD. to the VANTAGE HOLDINGS CAYMANS. ------------------------
2. To approve the amendment of Article 21 paragraph (1) of the Articles of Association of the Company from: -----------------

-------------------- CLOSING REGULATION --------------------

-------------------------- ARTICLE 21 --------------------------

1. Of the said authorized capital it has been paid up and retrieved by shareholders as follows: -----------------------

a. The said OLIO RESOURCES SDN.BHD., in amount of 65.292 (sixty five thousand two hundred and ninety two) shares with nominal value of Rp.767.833.920,- (seven hundred and sixty seven million eight hundred and thirty three thousand nine hundred and twenty Rupiah) which equivalent to US$.65,292.00 (sixty five thousand two hundred and ninety two United States Dollars); --

b. The said Mr. TESSAR RIFIANTO, in amount of 43.528 (forty three thousand five hundred and twenty eight) shares with nominal value of Rp.511.889.280,- (five hundred and eleven million eight hundred and eighty nine thousand two hundred and eighty Rupiah) which equivalent to US$.43,528.00 (forty three thousand five hundred and twenty eight United States Dollars);-------

- Thus the total is in amount of 108.820 (one hundred and eight thousand eight hundred and twenty) shares with nominal value of Rp.1.279.723.200,- (one billion two hundred and seventy nine million seven hundred and twenty three thousand two hundred Rupiah) which equivalent to US$.108,820.00 (one hundred and eight thousand eight hundred and twenty United States Dollars);

To become: --

---------------------- CLOSING REGULATION ---------------------

---------------------------- ARTICLE 21 ----------------------------

1. Of the said authorized capital has been paid up and retrieved by shareholders as follows: -------------------------------------
   a. The said VANTAGE HOLDINGS CAYMANS, in amount of 65.292 (sixty five thousand two hundred and ninety two) shares with nominal value of Rp.767.833.920,- (seven hundred and sixty seven million eight hundred and thirty three thousand nine hundred and twenty Rupiah) which equivalent to US$.65,292.00 (sixty five thousand two hundred and ninety two United States Dollars);------------
   b. The said Mr. TESSAR RIFIANTO, in amount of 43.528 (forty three thousand five hundred and twenty eight) shares with nominal value of Rp.511.889.280,- (five hundred and eleven million eight hundred and eighty nine thousand two hundred and eighty Rupiah) which equivalent to US$.43,528.00 (forty three thousand five hundred and twenty eight United States Dollars); ---------

- Thus the total is in amount of 108.820 (one hundred and eight thousand eight hundred and twenty) shares with nominal value of Rp.1.279.723.200,- (one billion two hundred and seventy nine million seven hundred and twenty three thousand two hundred Rupiah) which equivalent to US$.108,820.00 (one hundred and eight thousand eight hundred and twenty United States Dollars);--------------------

3. To approve the change of the Company's name from PT. OLIO ENERGY INDONESIA into PT. VANTAGE DRILLING COMPANY INDONESIA and for the said purpose to amend the provision of Article 1 paragraph 1 of the Articles of Association of the Company from: -----------------------------

NAME AND DOMICILE

---------------------------- Article 1 ----------------------------

1. This Limited Liability Company shall be named:-------------

---------------- PT. OLIO ENERGY INDONESIA -------------- (hereinafter in this Articles of Association sufficiently referred to as the Company), domiciled in South Jakarta Municipality.--

To become: --

----------------------- NAME AND DOMICILE -------------------

----------------------------- Article 1 ---------------------------

1. This Limited Liability Company shall be named: ------------

------- PT. VANTAGE DRILLING COMPANY INDONESIA ----- (hereinafter in this Articles of Association sufficiently referred to as the Company), domiciled in South Jakarta Municipality.---

4. To authorize the said Mr. MOHAMMAD IQBAL HADROMI, Sarjana Hukum of HADROMI & PARTNERS Law Firm, to draw up such written resolution into a Notary deed and further to appear before the Notary to draw up and sign such written

resolution as a valid deed, to appear before competent officials, to obtain the approval of the Ministry of Law and Human Rights and to obtain the amendment of the Company Registration Certificate in the Ministry of Trading of the Republic of Indonesia, and is therefore entitled to explain and to draw up or acquired to draw up and to supplement into the Articles of Association of the Company, letters, deeds, registrations and other legal documents relating to such Written Resolution and to take all necessary actions.----------

- Finally, the appearer acting as aforesaid declared: --------------

- hereby guarantees the validity of the data, information, and identity of the appearer in accordance with the letter, document, evidence, and identity card presented to me, Notary, and he is solely responsible for the said matters and the appearer further declares that he has understood the contents hereof; ------------

- if in the future appears that disputes and or conflicts and or claims arise concerning this deed made between and or by the appearer or any other party from any matter relevant hereto and or the follow up hereof the Notary shall be held free as Public Official as well as relevant official and witnesses from all claims and or lawsuits and or report, either civil, state administration, or criminal, including but not limited to any claim aimed by his proxy or lawyer;--------------------------------------

- if the appearer appears to be ignorant and he fails to satisfy

the above purpose and remain with his claim and or report against the Notary and or relevant official the appearer hereby authorizes the Notary and or relevant official and witnesses, for and on behalf of the appearer to revoke such claim and or lawsuit and or report as aforesaid with the competent authority or the proxy or lawyer, with no exception; ------------------------

- upon the pronouncement of this deed the appearer is responsible for the contents hereof; -------------------------------

- if in the issuance of the copy/excerpt/quotation of this minute of deed (authentic deed) there are mistakes or mistyping, Notary shall make correction of such mistyping according to the minute of deed (the authentic deed). ------------------------------

- The appearer is known to me, Notary. --------------------------

- From the aforesaid: --

------------------------ IN WITNESS HEREOF -----------------------

- Drawn up as the minute and executed in Jakarta on the day and date as mentioned in the preamble of this deed in the presence of: --

1. Mrs. NURHAYATI, Sarjana Hukum, born in Jakarta, on 22-05-1981 (the twenty second day of May nineteen eighty one), Indonesian Citizen, residing in Kampung Kramat, Neighborhood Association 004, Citizenship Association 015, Cililitan Sub-District, Kramat Jati District, East Jakarta Municipality, holder of Identity Card Number:

09.5405.620581.0023; ---

2. Mrs. WIDIHASTUTI, born in Jakarta, on 12-01-1975 (the twelfth day of January nineteen seventy five), Indonesian Citizen, residing in Cijantung, Neighborhood Association 001, Citizenship Association 007, Cijantung Sub-District, Pasar Rebo District, East Jakarta Municipality, holder of Identity Card Number: 09.5406.520175.0271;-------------------------

- Both are Notary Office employees, as witnesses. ----------------
- Immediately after this deed has been read out by me, Notary to the appearers and witnesses, it was immediately signed by the appearers, witnesses and me, Notary.- ------------------------
- Executed with one amendment namely due to one deletion with substitution. ---
- This minute has been duly signed accordingly. ------------------
- Given as copy with the same content. ---------------------------

Notary in Jakarta

Signed and stamped above seal

<u>HESTI SULISTIATI BIMASTO, SH</u>

AFFIDAVIT

This is to certify that have translated the foregoing from Indonesian to English, that is true and complete, and I am competent in both languages

Jakarta, 1st October 2012

Drs. Sutarno Popomaruto

Sworn Translator by virtue SK Gub KDKI Jkt No 1715/2000

Authorized Translation

HESTI SULISTIATI BIMASTO, SH

NOTARY

DECREE OF MINISTER OF JUSTICE AND HUMAN RIGHTS OF
REPUBLIC OF INDONESIA
No.: C-561.HT.03.02. Th - 2003 Dated: October 22, 2003

DEED :

UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS

IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

PT. VANTAGE DRILLING COMPANY INDONESIA

DATED : December 23, 2010 NUMBER: 36.-

KINDO Building II Floor E 202
Jl. Raya Duren Tiga No. 101 Jakarta 12760
Telp.: (021) 7918 4311 Fax.: (021) 798 7680
Email: hestinotaris@yahoo.co.id

HESTI SULISTIATI BIMASTO, SH.
Notary in Jakarta

UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

PT. VANTAGE DRILLING COMPANY INDONESIA

Number: 36.-

- On this day, Thursday, dated 23-12-2010 (the twenty third day of December two thousand and ten). --------------------------

- At 10.00 WIB (ten Western Indonesia Time). --------------------

- Appeared before me, HESTI SULISTIATI BIMASTO, Sarjana Hukum, Notary in Jakarta, in the presence of witnesses known to me, Notary and whose names will be mentioned by the end of this deed: ---

- Mr. MOHAMMAD IQBAL HADROMI, Sarjana Hukum, born in Jakarta, on 11-10-1972 (the eleventh day of October nineteen seventy two), Advocate and Legal Counsel of HADROMI & PARTNERS Law Firm having office in Jakarta, Setiabudi Atrium 2nd Floor, Suite 209A, Jalan H.R. Rasuna Said Kavling 62, South Jakarta, Indonesian Citizen, holder of Identity Card Number: 09.5302.111072.7024; ----------------

- according to his statement in this matter acting by virtue of power of attorney as mentioned in the UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS OF PT. VANTAGE DRILLING COMPANY INDONESIA IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS privately made on 23-12-2010

(the twenty third day of December two thousand and ten), in which its original is attached to the minute of this deed, as the proxy of and therefore for and on behalf of PT. VANTAGE DRILLING COMPANY INDONESIA, a limited liability company, domiciled in South Jakarta, in which the Articles of Association is attached to the deed dated 20-04-2009 (the twentieth day of April two thousand and nine) Number: 4 and has obtained the approval of the Minister of Law and Human Rights of Republic of Indonesia in his Decree dated 11-06-2009 (the eleventh day of June two thousand and nine) Number: AHU-25562.AH.01.01.Tahun 2009, thereafter amended by deed dated 10-11-2009 (the tenth day of November two thousand and nine) Number: 2, and has obtained the approval of the Minister of Law and Human Rights of Republic of Indonesia in his Decree dated 18-11-2009 (the eighteenth day of November two thousand and nine) Number: AHU-56166.AH.01.02.Tahun 2009, in which both of the said deeds were drawn up before DIAH GUNTARI LISTIANINGSIH SOEMARWOTO, Sarjana Hukum, Notary in South Jakarta Municipality, the last amended by deed dated 29-10-2010 (the twenty-ninth day of October two thousand and ten), No. 68, drawn up before me, Notary, and has obtained approval from the Minister of Law and Human Rights of the Republic of Indonesia based on its decree dated 02-11-2010 (the second day of November two thousand and

ten) Number: AHU-51345.AH.01.02.Year 2010;------------------

- (hereinafter referred to as the Company); --------------------
- The appearer acting as aforesaid, declared:--------------------
- Whereas according to the provision of Article 91 Law Number 40 Year 2007 (two thousand and seven) on Limited Liability Company (UUPT), shareholders may also make binding decisions outside General Meeting of Shareholders provided that all shareholders with voting rights agree in writing by signing the proposal concerned. --
- Whereas based on Article 91 of UUPT, decisions made in such a manner shall have equal power as those legally made in a General Meeting of Shareholders.---------------------------------
- Whereas at the present the authorized capital of the Company is Rp.5.118.892.800,- (five billion one hundred and eighteen million eight hundred and ninety two thousand eight hundred Rupiah) or equivalent to US$.435,280.00 (four hundred and thirty five thousand two hundred and eighty United States Dollars) and of the said amount only Rp. 1.279.723.200,- (one billion two hundred and seventy nine million seven hundred and twenty three thousand two hundred Rupiah) or equivalent to US$.108,820.00 (one hundred and eight thousand eight hundred and twenty United States Dollars) which has been issued and paid up to the Company by the shareholders, consisting of 108.820 (one hundred and eight thousand eight

hundred and twenty) shares with nominal value of Rp. 11.760,- (eleven thousand seven hundred and sixty Rupiah) per share; --

- Whereas the shareholders of the Company are: ---------------

1. VANTAGE HOLDINGS CAYMANS, the holder of 65.292 (sixty five thousand two hundred and ninety two) shares in the Company; --
2. Mr. TESSAR RIFIANTO, the holder of 43.528 (forty three thousand five hundred and twenty eight) shares in the Company; --

- Whereas the shareholders have given their approval in writing concerning the amendment as mentioned below; ---------
- Whereas the shareholders agree to decide the matters below and agree to exercise such decisions in accordance with the provision of Article 91 of UUPT as aforesaid thus the shareholders gave their approval in writing as follows: -----------

1. To approve the sale and transfer of 38.087 (thirty eight thousand and eighty seven) shares in the Company amounting to Rp.447.903.120,- (four hundred and forty seven million nine hundred and three thousand one hundred and twenty Rupiah) or equivalent to USS.38,087 (thirty eight thousand and eighty seven United States Dollars) from Mr. TESSAR RIFIANTO to the VANTAGE HOLDINGS CAYMANS. ---
2. To approve the amendment of Article 21 paragraph (1) of the Articles of Association of the Company from: -----------------

-------------------- CLOSING REGULATION --------------------

-------------------------- ARTICLE 21 --------------------------

1. From the said authorized capital it has been paid up and issued by shareholders as follows: --------------------------
   a. The said VANTAGE HOLDINGS CAYMANS, numbering to 65.292 (sixty five thousand two hundred and ninety two) shares with nominal value of Rp.767.833.920,- (seven hundred and sixty seven million eight hundred and thirty three thousand nine hundred and twenty Rupiah) which equivalent to US$.65,292.00 (sixty five thousand two hundred and ninety two United States Dollars); --
   b. The said Mr. TESSAR RIFIANTO, numbering to 43.528 (forty three thousand five hundred and twenty eight) shares with nominal value of Rp.511.889.280,- (five hundred and eleven million eight hundred and eighty nine thousand two hundred and eighty Rupiah) which equivalent to US$.43,528.00 (forty three thousand five hundred and twenty eight United States Dollars);-------

   - Thus the total is numbering to 108.820 (one hundred and eight thousand eight hundred and twenty) shares with nominal value of Rp.1.279.723.200,- (one billion two hundred and seventy nine million seven hundred and twenty three thousand two hundred Rupiah) which

equivalent to US$.108,820.00 (one hundred and eight thousand eight hundred and twenty United States Dollars);

To become: --

---------------------- CLOSING REGULATION ----------------------

---------------------------- ARTICLE 21 ---------------------------

1. From the said authorized capital, it has been paid up and issued by shareholders as follows: -----------------------------
   a. The said VANTAGE HOLDINGS CAYMANS, numbering to 103.379 (one hundred and three thousand three hundred and seventy nine) shares with nominal value of Rp.1.215.737.040,- (one billion two hundred and fifteen million seven hundred and thirty seven thousand forty Rupiah) which equivalent to US$.103,379.00 (one hundred and three thousand three hundred and seventy nine United States Dollars);---------------------------------
   b. The said Mr. TESSAR RIFIANTO, numbering to 5.441 (five thousand four hundred and forty one) shares with nominal value of Rp.63.986.160,- (sixty three million nine hundred and eighty six thousand one hundred and sixty Rupiah) which equivalent to US$.5,441.00 (five thousand four hundred and forty one United States Dollars); --------
   - Thus the total is numbering to 108.820 (one hundred and eight thousand eight hundred and twenty) shares with nominal value of Rp.1.279.723.200,- (one billion two

hundred and seventy nine million seven hundred and twenty three thousand two hundred Rupiah) which equivalent to US$.108,820.00 (one hundred and eight thousand eight hundred and twenty United States Dollars);--------------------

3. To approve the release and discharge to Mr. TESSAR RIFIANTO, from his duty as the President Director, Mr. FAREH ISHRAF BIN MD HANIPAH, Mrs. ANGGRAINI PROVITASARI, each form their obligations as a Director of the Company, so that they will not be served since the date of this Written Resolution of the Shareholders was lastly signed. The shareholders herewith give full release and discharge through this Written Resolution for all actions taken during his tenure. --
4. To appoint Mr. IAN CRAVEN as the President Director, Mr. DAVID COLIN TAIT, Mr. Hajj SETIANTORO, each as new Director of the Company since the date of this Written Resolution is lastly signed by the Shareholders. ---------------
5. To release Mr. RAMLI BIN MD NOR, from his obligation as the President Commissioner, Mr. ABD. KARIM BIN JONIT, Mr. RIO STEFIAN, each from their obligation as the Commissioner of the Company, so that they will not serve the service anymore since the date of this Written Decision is lastly signed by the Shareholders. -----------------------------

   The Shareholders hereby give full release and discharge

through this Written Decision for all actions taken during his tenure. --

6. To appoint Mr. DONALD MUNRO as the new Commissioner of the Company since the date of the Written Decision of the Shareholders was lastly signed.
7. Based on the decision on points 3,4,5,6, then the composition of the new Board of Directors of the Company become as follows: ---

BOARD OF DIRECTORS: --

- President Director : Mr. IAN CRAVEN, born in Doncaster, England, dated 22-03-1947 (the twenty second day of March nineteen and forty-seven), British Citizen, Entrepreneur, residing at 8-St Mary's Drive, Montebello Road , Brgy Apas, Cebu City 6000, Philippine, the Holder of Passport No. 761286755; -----------
- Director : Mr. DAVID COLIN TAIT, born in Swansea, England, dated 18-06-1950 (the eighteenth day of June nineteen and fifty), British Citizen, businessman, residing at 169; Springfield Road, Aberdeen,

Scotland, England, AB157SE, Passport Holder Number: 761 050 615;-----------------------------------

- Director : Mr. Hajj SETIANTORO, born in Tarakan, dated 28-07-1963 (the twenty-eighth day of July nineteen and sixty three), Indonesian Citizen, businessman, residing in Jl. Sakura Blok F 445A Cinere, Neighborhood Association 005, Citizenship Association 015, Cinere Sub-District; Limo District, Depok, Holder of Identity Card Number 3276042807530001; ----------------

BOARD OF COMMISSIONERS: ----------------------------------

- Commissioner : Mr. DONALD MUNRO, born in Naim, Scotland, England, dated 02-09-1954 (the second day of September nineteen and fifty four), UK Citizen, businessman, residing at # 05-18, 5 Anthony Road, Singapore. --------

8. To authorize the said Mr. MOHAMMAD IQBAL HADROMI, Sarjana Hukum of HADROMI & PARTNERS Law Firm, to draw up such written resolution into a Notary deed and further to

appear before the Notary to draw up and sign such written resolution as a valid deed, to appear before competent officials, to obtain the approval of the Ministry of Law and Human Rights and to obtain the amendment of the Company Registration Certificate in the Ministry of Trading of the Republic of Indonesia, and is therefore entitled to explain and to draw up or acquired to draw up and to supplement into the Articles of Association of the Company, letters, deeds, registrations and other legal documents relating to such Written Resolution and to take all necessary actions.----------

- Finally, the appearer acting as aforesaid declared: --------------

- hereby guarantees the validity of the data, information, and identity of the appearer in accordance with the letter, document, evidence, and identity card presented to me, Notary, and he is solely responsible for the said matters and the appearer further declares that he has understood the contents hereof; ------------

- if in the future appears that disputes and or conflicts and or claims arise concerning this deed made between and or by the appearer or any other party from any matter relevant hereto and or the follow up hereof the Notary shall be held free as Public Official as well as relevant official and witnesses from all claims and or lawsuits and or report, either civil, state administration, or criminal, including but not limited to any claim aimed by his proxy or lawyer;--------------------------------------

- if the appearer appears to be ignorant and he fails to satisfy the above purpose and remain with his claim and or report against the Notary and or relevant official the appearer hereby authorizes the Notary and or relevant official and witnesses, for and on behalf of the appearer to revoke such claim and or lawsuit and or report as aforesaid with the competent authority or the proxy or lawyer, with no exception; -------------------------

- upon the pronouncement of this deed the appearer is responsible for the contents hereof; --------------------------------

- if in the issuance of the copy/excerpt/quotation of this deed (authentic deed) there are mistakes or mistyping, Notary shall make correction of such mistyping according to the minute (the authentic deed). --

- The appearer is known to me, Notary. --------------------------

- From the aforesaid:--

------------------------ IN WITNESS HEREOF ----------------------

- Drawn up as the minute and executed in Jakarta on the day and date as mentioned in the preamble of this deed in the presence of: ---

1. Mrs. NURHAYATI, Sarjana Hukum, born in Jakarta, on 22-05-1981 (the twenty second day of May nineteen eighty one), Indonesian Citizen, residing in Kampung Kramat, Neighborhood Association 004, Citizenship Association 015, Cililitan Sub-District, Kramat Jati District, East Jakarta

Municipality, holder of Identity Card Number: 09.5405.620581.0023; --

2. Mrs. WIDIHASTUTI, born in Jakarta, on 12-01-1975 (the twelfth day of January nineteen seventy five), Indonesian Citizen, residing in Cijantung, Neighborhood Association 001, Citizenship Association 007, Cijantung Sub-District, Pasar Rebo District, East Jakarta Municipality, holder of Identity Card Number: 09.5406.520175.0271;-------------------------

- Both are Notary Office employees, as witnesses. ----------------
- Immediately after this deed has been read out by me, Notary to the appearers and witnesses, it was immediately signed by the appearers, witnesses and me, Notary.- -----------------------
- Executed without amendment. -----------------------------------
- This minute has been duly signed. -------------------------------
- Given as copy with the same content. ---------------------------

Notary in Jakarta

Signed and stamped above seal

<u>HESTI SULISTIATI BIMASTO, SH</u>

AFFIDAVIT

This is to certify that have translated the foregoing from Indonesian to English, that is true and complete, and I am competent in both languages

Jakarta, 1st October 2012

Drs. Sudarso Popomaruto

Sworn Translator by virtue SK Gub KDKI Jkt No 1715/2000

HESTI SULISTIATI BIMASTO, SH

NOTARY

DECREE OF MINISTER OF JUSTICE AND HUMAN RIGHTS OF
REPUBLIC OF INDONESIA
No.: C-561.HT.03.02. Th - 2003 Dated: October 22, 2003

DEED :

UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS

IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

PT. VANTAGE DRILLING COMPANY INDONESIA

DATED : May 06, 2011 NUMBER: 7.-

KINDO Building II Floor E 202
Jl. Raya Duren Tiga No. 101 Jakarta 12760
Telp.: (021) 7918 4311 Fax.: (021) 798 7680
Email: hestinotaris@yahoo.co.id

HESTI SULISTIATI BIMASTO, SH.
Notary in Jakarta

UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

PT. VANTAGE DRILLING COMPANY INDONESIA

Number: 7.-

- On this day, Friday, dated 06-05-2011 (the sixth day of May two thousand and eleven). --

- At 09.00 WIB (nine Western Indonesia Time). ------------------

- Appeared before me, HESTI SULISTIATI BIMASTO, Sarjana Hukum, Notary in Jakarta, in the presence of witnesses known to me, Notary and whose names will be mentioned by the end of this deed: ---

- Mr. MOHAMMAD IQBAL HADROMI, Sarjana Hukum, born in Jakarta, on 11-10-1972 (the eleventh day of October nineteen seventy two), Advocate and Legal Counsel of HADROMI & PARTNERS Law Firm having office in Jakarta, Setiabudi Atrium 2nd Floor, Suite 209A, Jalan H.R. Rasuna Said Kavling 62, South Jakarta, Indonesian Citizen, holder of Identity Card Number: 09.5302.111072.7024; ---------------

- according to his statement in this matter acting by virtue of power of attorney as mentioned in the UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS OF PT. VANTAGE DRILLING COMPANY INDONESIA IN LIEU OF EXTRAORDINARY GENERAL

MEETING OF SHAREHOLDERS privately made on 29-04-2011 (the twenty ninth day of April two thousand and eleven), in which its original is attached to the minute of this deed, as the proxy of and therefore for and on behalf of PT. VANTAGE DRILLING COMPANY INDONESIA, a limited liability company, domiciled in South Jakarta, in which the Articles of Association together with the amendments further are as contained in: ------

- deed dated 20-04-2009 (the twentieth day of April two thousand and nine) Number: 4, and has obtained approved by the Minister of Law and Human Rights of the Republic of Indonesia as stated in his Decree dated 11-06-2009 (the eleventh day of June two thousand and nine) number: AHU-25562.AH.01.01.Year 2009;---------------------------------------
- deed dated 10-11-2009 (the tenth day of November two thousand and nine) Number: 2, and has obtained approval from the Minister of Law and Human Rights of the Republic of Indonesia by virtue of his Decree dated 18-11-2009 (the eighteenth day of November two thousand and nine) No. AHU-56166.AH.01.02.Year 2009;---------------------------------------
- both deeds are drawn up before DIAH GUNTARI LISTIANINGSIH SOEMARWOTO, Sarjana Hukum, Notary in South Jakarta Municipality;---
- deed dated 29-10-2010 (the twenty ninth day of October two

thousand and ten), No. 68, and has obtained approval from the Minister of Law and Human Rights of the Republic of Indonesia in his decree dated 02-11-2010 (the second day of November two thousand and ten) Number: AHU-51345AH.01.02.Year 2010;---

- and the last amended by the deed dated 23-12-2010 (the twenty-third day of December two thousand and ten) No. 36, in which the notice of the amendment has been received and recorded in the database of Sisminbakum of the Ministry of Law and Human Rights of the Republic of Indonesia as defined in its letter dated 10-01-2011 (the tenth day of January two thousand and eleven) Number: AHU-AH.01.10-00784; ---------------------
- both deeds are drawn up before me, Notary; -----------------
- (hereinafter referred to as the Company); --------------------
- The appearer acting as aforesaid, declared:--------------------
- Whereas according to the provision of Article 91 Law Number 40 Year 2007 (two thousand and seven) on Limited Liability Company (UUPT), shareholders may also make binding decisions outside General Meeting of Shareholders provided that all shareholders with voting rights agree in writing by signing the proposal concerned. ---
- Whereas based on Article 91 of UUPT, decisions made in such a manner shall have equal power as those legally made in a

General Meeting of Shareholders.----------------------------------

- Whereas at the present the authorized capital of the Company is Rp.5.118.892.800,- (five billion one hundred and eighteen million eight hundred and ninety two thousand eight hundred Rupiah) or equivalent to US$.435,280.00 (four hundred and thirty five thousand two hundred and eighty United States Dollars) and of the said amount only Rp. 1.279.723.200,- (one billion two hundred and seventy nine million seven hundred and twenty three thousand two hundred Rupiah) or equivalent to US$.108,820.00 (one hundred and eight thousand eight hundred and twenty United States Dollars) which has been issued and paid up to the Company by the shareholders, consisting of 108.820 (one hundred and eight thousand eight hundred and twenty) shares with nominal value of Rp. 11.760,- (eleven thousand seven hundred and sixty Rupiah) per share; --

- Whereas the shareholders of the Company are: --------------

1. VANTAGE HOLDINGS CAYMANS, the holder of 103.379 (one hundred and three thousand three hundred and seventy nine) shares in the Company; ---------------------------------
2. Mr. TESSAR RIFIANTO, the holder of 5.441 (five thousand four hundred and forty one) shares in the Company;----------

- Whereas the shareholders have given their approval in writing concerning the amendment as mentioned below; ---------

- Whereas the shareholders agree to decide the matters below and agree to exercise such decisions in accordance with the provision of Article 91 of UUPT as aforesaid thus the shareholders gave their written approval:-------------------------

1. To approve the amendment of the Company's business activities stated in Article 3 of the Articles of Association that previously: ---

------------ PURPOSES AND OBJECTIVES AS WELL AS ------------

---------------------- BUSINESS ACTIVITIES ---------------------

----------------------------- ARTICLE 3 ----------------------------

1. The purposes and objectives of the Company are to run business in the field of trade and services except the legal and taxation services. ---------------------------------------
2. For achieving the purposes and objectives as mentioned above the Company may carry out the following activities: ---
   a. Running business in import and export trade as well as acting as a distributor, agent and as representative from other agencies or companies, both local and international, especially the trade on oil and mining support equipment and offshore gas equipment (rigs);
   b. Running business in services, namely consultancy services in the field of oil and gas mining, including

exploration and mining technology both general and specific, human resource empowerment, non construction services, technical inspection, except for services in the field of law and tax.

TO BECOME: -

----------- PURPOSE AND OBJECTIVES AS WELL AS -----------

-------------------- BUSINESS ACTIVITIES ---------------------

--------------------------- ARTICLE 3 --------------------------

1. The purpose and objectives of the Company are to run business in the field of services sector of petroleum mining. ---

2. For achieving the above purpose and objectives, the Company may conduct business activities of offshore oil drilling services.---

2. To approve the increase of the Company's authorized capital from Rp. 5.118.892.800,- (five billion one hundred and eighteen million eight hundred ninety two thousand and eight hundred Rupiah) or equivalent to US$. 435.280 (four hundred thirty-five thousand and two hundred and eighty United States Dollars) to become Rp.11.760.000.000,- (eleven billion seven hundred and sixty million Rupiah) or equivalent to US$. 1.000.000 (one million United States Dollars).------------------

3. To approve the increase of the Company's issued and paid up

capital of Rp. 1.279.723.200,- (one billion two hundred and seventy-nine million seven hundred and twenty three thousand and two hundred Rupiah) or equivalent to US$. 108.820 (one hundred and eight thousand eight hundred and twenty United States Dollars) which are divided into 108.820 (one hundred and eighty thousand eight hundred and twenty) shares to be Rp. 2.940.000.000,- (two billion nine hundred and forty million Rupiah) or equivalent to US$. 250.000 (two hundred and fifty thousand United States Dollars) or numbering 250.000 (two hundred and fifty thousand) shares.

4. In relation to points 1 and 2 above, to approve amendments to the Articles of Association as follows: -------------------------

- Article 4, paragraphs 1 and 2: ---------------------------------

---------------------------- SHARES ----------------------------

---------------------------- Article 4 ----------------------------

1. The Company's authorized capital shall amount to Rp. 5.118.892.800,- (five billion one hundred and eighteen million eight hundred and ninety two thousand eight hundred Rupiah) or equivalent to US$. 435.280 (four hundred and thirty-five thousand two hundred and eighty United States Dollars) divided into 435.280 (four hundred and thirty-five thousand two hundred and eighty) shares, each share with the nominal value of Rp.11.760, - (eleven

thousand seven hundred and six twenty Rupiah) equivalent to US$.1 (one United States Dollar).--------------------------

2. From the said authorized capital, it has been paid up and issued in amount of 25% (twenty five percent) or Rp. 1.279.723.200,- (one billion two hundred and seventy-nine million seven hundred and twenty three thousand two hundred Rupiah) or equivalent to US$. 108.820 (one hundred and eight thousand eight hundred and twenty United States Dollars) by the shareholders who have subscribed the shares with the details of shares and par values as mentioned at the end of the deed. -----------------

To become: ---

---------------------------- SHARES ----------------------------

---------------------------- Article 4 ----------------------------

1. The Company's authorized capital shall amount to Rp.11.760.000.000,- (eleven billion seven hundred and sixty million Rupiah) or equivalent to US$. 1.000.000 (one million United States Dollars) divided into 1.000.000 (one million) shares each share with the nominal value of Rp.11.760,- (eleven thousand seven hundred and six twenty Rupiah) equivalent to US$.1 (one United States Dollar). ---

2. From the said authorized capital, it has been paid up and

issued in the amount of Rp. 2.940.000.000,- (two billion nine hundred and forty million Rupiah) or equivalent to US$. 250.000 (two hundred and fifty thousand United States Dollars) by the shareholders who have subscribed the shares with the details as well as the nominal value of shares as stated at the end of this deed. ---------------------

Article 21 paragraph 1 from: ------------------------------------

--------------------- CLOSING REGULATION --------------------

---------------------------- Article 21 ---------------------------

- From the said authorized capital, it has been paid up and issued by shareholders as follows: --------------------------
  a. The said VANTAGE HOLDINGS CAYMANS, in amount of 103.379 (one hundred and three thousand three hundred and seventy nine) shares with nominal value of Rp.1.215.737.040,- (one billion two hundred and fifteen million seven hundred and thirty seven thousand forty Rupiah) which equivalent to US$.103,379.00 (one hundred and three thousand three hundred and seventy nine United States Dollars); ---------------------
  b. The said Mr. TESSAR RIFIANTO, in amount of 5.441 (five thousand four hundred and forty one) shares with nominal value of Rp.63.986.160,- (sixty three million nine hundred and eighty six thousand one hundred and

sixty Rupiah) which equivalent to US$.5,441.00 (five thousand four hundred and forty one United States Dollars); ---

- Thus the total is amounting to 108.820 (one hundred and eight thousand eight hundred and twenty) shares with nominal value of Rp.1.279.723.200,- (one billion two hundred and seventy nine million seven hundred and twenty three thousand two hundred Rupiah) which equivalent to US$.108,820.00 (one hundred and eight thousand eight hundred and twenty United States Dollars);

To become: ---

----------------------- CLOSING REGULATION ----------------------

---------------------------- ARTICLE 21 ---------------------------

- From the said authorized capital, it has been paid up and issued by shareholders as follows: -----------------------------
  a. The said VANTAGE HOLDINGS CAYMANS, in amount of 237.500 (two hundred and thirty seven thousand five hundred) shares with nominal value of Rp.2.793.000.000,- (two billion seven hundred and ninety three million Rupiah) which equivalent to US$.237,500 (two hundred and thirty seven thousand five hundred United States Dollars); --------------------------------------
  b. The said Mr. TESSAR RIFIANTO, in amount of 12.500

(twelve thousand and five hundred) shares with nominal value of Rp.147.000.000,- (one hundred and forty seven million Rupiah) which equivalent to US$.12,500 (twelve thousand and five hundred United States Dollars); --------

- Thus the total is amounting to 250.000 (two hundred and fifty thousand) shares with nominal value of Rp.2.940.000.000,- (two billion nine hundred and forty million Rupiah) which equivalent to US$.250,000 (two hundred and fifty thousand United States Dollars);------------

5. To authorize the said Mr. MOHAMMAD IQBAL HADROMI, Sarjana Hukum of HADROMI & PARTNERS Law Firm, to draw up such written resolution into a Notary deed and further to appear before the Notary to draw up and sign such written resolution as a valid deed, to appear before competent officials, to obtain the approval of the Ministry of Law and Human Rights and to obtain the amendment of the Company Registration Certificate in the Ministry of Trading of the Republic of Indonesia, and is therefore entitled to explain and to draw up or acquired to draw up and to supplement into the Articles of Association of the Company, letters, deeds, registrations and other legal documents relating to such Written Resolution and to take all necessary actions.----------

- Finally, the appearer acting as aforesaid declared: -------------

- hereby guarantees the validity of the data, information, and identity of the appearer in accordance with the letter, document, evidence, and identity card presented to me, Notary, and he is solely responsible for the said matters and the appearer further declares that he has understood the contents hereof; ------------
- if in the future appears that disputes and or conflicts and or claims arise concerning this deed made between and or by the appearer or any other party from any matter relevant hereto and or the follow up hereof the Notary shall be held free as Public Official as well as relevant official and witnesses from all claims and or lawsuits and or report, either civil, state administration, or criminal, including but not limited to any claim aimed by his proxy or lawyer;--------------------------------------
- if the appearer appears to be ignorant and he fails to satisfy the above purpose and remain with his claim and or report against the Notary and or relevant official the appearer hereby authorizes the Notary and or relevant official and witnesses, for and on behalf of the appearer to revoke such claim and or lawsuit and or report as aforesaid with the competent authority or the proxy or lawyer, with no exception;------------------------
- upon the pronouncement of this deed the appearer is responsible for the contents hereof; --------------------------------
- if in the issuance of the copy/excerpt/quotation of this deed

(authentic deed) there are mistakes or mistyping, Notary shall make correction of such mistyping according to the minute (the authentic deed). ---

- The appearer is known to me, Notary. --------------------------
- From the aforesaid:--

----------------------- IN WITNESS HEREOF ----------------------

- Drawn up as the minute and executed in Jakarta on the day and date as mentioned in the preamble of this deed in the presence of: --

1. Mrs. NURHAYATI, Sarjana Hukum, born in Jakarta, on 22-05-1981 (the twenty second day of May nineteen eighty one), Indonesian Citizen, residing in Kampung Kramat, Neighborhood Association 004, Citizenship Association 015, Cililitan Sub-District, Kramat Jati District, East Jakarta Municipality, holder of Identity Card Number: 09.5405.620581.0023; --
2. Mrs. WIDIHASTUTI, born in Jakarta, on 12-01-1975 (the twelfth day of January nineteen seventy five), Indonesian Citizen, residing in Cijantung, Neighborhood Association 001, Citizenship Association 007, Cijantung Sub-District, Pasar Rebo District, East Jakarta Municipality, holder of Identity Card Number: 3175055201750005; ---------------------------

- Both are Notary Office employees, as witnesses. ---------------

- Immediately after this deed has been read out by me, Notary to the appearers and witnesses, it was immediately signed by the appearers, witnesses and me, Notary.- ------------------------
- Executed without amendment. -----------------------------------
- This minute has been duly signed. --------------------------------
- Given as copy with the same content. ----------------------------

Notary in Jakarta

Signed and stamped

above seal

<u>HESTI SULISTIATI BIMASTO, SH</u>

AFFIDAVIT

This is to certify that have translated the foregoing from Indonesian to English, that is true and complete, and I am competent in both languages

Jakarta, 1st October 2012

Drs. Sularno Popomaruto

Sworn Translator by virtue SK.Gub.KDKI Jkt No 1715/2000

Authorized Translation

RISMALENA KASRI, SH

NOTARY

IN

JAKARTA

(Decree of Minister of Justice and Human Rights of
Republic of Indonesia
Dated 22 November 1999 No. C-1898 HT. 03.02 Th.1999)

Menara Kuningan 8th Floor, Jl. H.R. Rasuna Said Blok X-7 Kav. 5 Jakarta 12940
Phone (021) 30040100 (Hunting) Fax (021) 30040115

DEED UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS "PT. VANTAGE DRILLING COMPANY INDONESIA"

DATED 2nd November 2011.

NUMBER =1=

COpy / GROSSE The First

Authorized Translation

UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

"PT VANTAGE DRILLING COMPANY INDONESIA"

Number: 1

-On this day, Wednesday, dated 02-11-2011 (the second day of November two thousand and eleven).

-At 11.30 WIB (thirty past eleven minutes Western Indonesia Time).

-Appeared before me, TITUT ROSAWATI, Sarjana Hukum, Master of Notary, based on the Decision Letter of the Notary Regional Supervisory Board of South Jakarta Administrative Municipality dated 13-10-2011 (the thirteenth day of October two thousand and eleven) number: 211/KET.CUTI-MPDN Jakse1/X/2011 as the substitute of RISMALENA KASRI, Sarjana Hukum, Notary in Jakarta, in the presence of witnesses known by me, Notary and whose names will be mentioned by the end of this deed;

-Mr. MOHAMMAD IQBAL HADROMI, Sarjana Hukum, born in Jakarta on 11-10-1972 (the eleventh day of October nineteen and seventy-two), an Indonesian citizen, a lawyer, domiciled in Jakarta, Setiabudl Residences Tower 8 numbers: 307, Neighborhood Association 013, Citizenship

Association 004, Karet Sub-District, Setia Budi District, South Jakarta, the holders of Population Identification Number: 09.5302.111072.7024;

-according to his statement in this case acting based on the power of attorney as contained in the UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS OF PT VANTAGE DRILLING COMPANY INDONESIA IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS dated 13-10-2011 (the thirteenth day of October two thousand and eleven) to be mentioned, therefore the appearers acting for and on behalf of, and legally represent the Board of Directors of limited liability company PT. VANTAGE DRILLING COMPANY INDONESIA, a limited liability company established under the laws and regulations of the Republic of Indonesia, In particular based on the Law No.1 of 1967 (nineteen and sixty seven) as amended by the Law No. 11 of 1970 (nineteen and seventy) and Law No. 25 of 2007 (two thousand and seven) on Investment, domiciled in South Jakarta, in which the Articles of Association together with the amendments further are as contained in :

PENERJEMAH BERSUMPAH SWORN TRANSLATOR

-deed dated 20-04-2009 (the twentieth day of April two thousand and nine) number: 4, drawn before DIAH GUNTARI LISTIANINGSIH SOEMARWOTO, Sarjana Hukum, Notary in Jakarta, which the deed has been approved by the Minister of Law and Human Rights of the Republic of Indonesia as stated in decision letter dated 11-06-2009 (the eleventh day of June two thousand and nine) number: AHU-25562.AH.01.01.Year 2009;

-deed dated 29-10-2010 (the twenty-nine day of October two thousand and ten) number: 68, drawn before HESTI SULISTIATI BIMASTO, Sarjana Hukum, Notary in Jakarta, which deed has been approved by the Minister of Law and Human Rights of the Republic of Indonesia as stated in decision letter dated 02-11-2010 (the second day of November two thousand and two) number: AHU-51345.AH.01.02.Year 2010 and has been notified to the Minister of Justice and Human Rights of the Republic of Indonesia as stated in the letter of Acceptance Notice of Change Data Company dated 02-12-2010 (the second day of December two thousand and ten) number: AHU-AH.01.10.30948;

-deed dated 06-05-2011 (the sixth day of May two thousand and eleven) numbers: 7, drawn before Notary HESTI SUUSTIATI BIMASTO, Sarjana Hukum, the deed of which has obtained approval of the Minister of Law and Human Rights of the Republic of Indonesia as stated in the decree dated 20-09-2011 (the twentieth day of September two thousand and eleven) number: AHU-45836.AH.01.02.Year 2011;

-while the last structure of the members of the Board of Directors and the Board of Commissioners of the limited liability company are as contained in the deed dated 23-12-2010 (the twenty-third day of December two thousand and ten) number: 36, drawn before Notary HESTI SUUSTIATI BIMASTO, Sarjana Hukum, the deed of which has been notified to the Minister of Law and Human Rights of the Republic of Indonesia as stated in the letter of Acceptance of the Company Data Change Notification dated 10-01-2011 (the tenth day of January two thousand and eleven) number: AHU-AH.01.10-00784;

(PT. VANTAGE DRILLING COMPANY INDONESIA hereinafter referred to as the "Company").

-The Appearers in his capacity aforesaid firstly declared as follows:

-Whereas based on the provisions of Article 91 of Law No. 40 of 2007 (two thousand and seven) concerning Limited Liability Companies, the shareholders can also take legitimate decisions without holding the General Meeting of Shareholders provided that all shareholders have been notified in writing and all shareholders have given the written consent;

-Whereas the decision taken in such way shall have the same power with the lawful decision taken by the General Meeting of the Shareholders.

-Whereas a decision of the shareholders has been taken by the shareholders of the Company as stated in the "UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS OF PT. VANTAGE DRILLING COMPANY INDONESIA IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS", privately made dated 13-10-2011 (the thirteenth day of October two thousand and eleven), after being given sufficient stamp duty, the original was attached to the minutes of this deed (the "UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS OF PT. VANTAGE DRILLING COMPANY INDONESIA IN LIEU OF

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS" hereinafter referred to as "Resolution of the Shareholders") .

-Resolution of the Shareholders has been signed respectively by:

a. Mr. DAVID TAIT, as Vice President of VANTAGE HOLDINGS CAYMANS, thus acting for and on behalf of and legally represent "VANTAGE HOLDINGS CAYMANS", a limited liability company established under the state laws and legislation of Cayman Islands domiciled and having its headquarter at PO BOX 309, Ugland House, Grand Caymans, KY1-1104, Cayman Islands, which is represented as a holder of 237.500 (two hundred and thirty-seven thousand five hundred) shares in the Company;

b. Mr. TESSAR RIFIANTO, as the holder of 12.500 (twelve thousand five hundred) shares in the Company;

(VANTAGE HOLDINGS CAYMANS and Mr. TESSAR RIFIANTO, collectively hereinafter referred to as "Shareholders").

-The shareholders previously declare in the Resolution of the Shareholders the following matters:

-Whereas the Shareholders have taken the Resolution of Shareholders pursuant to Article 91 of Law No. 40 of 2007

(two thousand and seven) concerning the Limited Liability Company;

-The Shareholders may take valid and binding decision without the General Meeting of Shareholders of the Company, provided that all shareholders have been notified in writing and all the shareholders have given consent in writing;

-Whereas these Resolution of Shareholders have the same force of law with the decisions taken in the General Meeting of Shareholders;

-Whereas the Board of Directors has obtained approval from the Investment Coordinating Board, as evident from the letter dated 27-10-2011 (the twenty-seventh day of October two thousand and eleven) number: 2713/A.8/2011.

-Then the Appearer by acting in his capacity aforesaid restates the Resolution of the Shareholders in Indonesian Language as follows:

"HAS DECIDED":

1. To receive and approve the Company's authorized capital Increase from Rp. 11.760.000.000,- (eleven billion seven hundred and sixty million Rupiah) or equivalent to USD. 1.000.000,- (one million United States Dollars) to be Rp.24.696.000.000,- (twenty four billion six hundred and ninety-six million Rupiah) or equivalent to USD.

2.100.000,- (two million one hundred thousand United States Dollars);

2. To receive and approve the increase of issued and paid-up capital of the Company from Rp.2.940.000.000,- (two billion nine hundred and forty million Rupiah) or equivalent USD. 250.000,- (two hundred and fifty thousand United States Dollars) to be Rp. 15.876.000.000,- (fifteen billion eight hundred and seventy six million Rupiah) or equivalent to USD. 1.350.000,- (one million three hundred and fifty thousand United States Dollars);

-Therefore, to amend Article 4, paragraph 1 and paragraph 2 of the Articles of Association of the Company so that subsequently read out as follows:

"CAPITAL

Article 4

1. The Company's authorized capital is amounting to Rp.24.696.000.000,- (twenty four billion six hundred and ninety-six million Rupiah) or equivalent to USD. 2.100.000,- (Two million one hundred thousand United States Dollars) divided into 2.100.000,- (two million one hundred thousand) shares, nominal value of each Rp.11.760,- (eleven thousand seven hundred and sixty

Rupiah) or equivalent to USD. 1,- (one United States Dollars).

2. From the capital had been subscribed and deposited amounting to Rp.15.876.000.000,- (fifteen billion eight hundred and seventy six million Rupiah) or equivalent to USD. 1.350.000,- (one million three hundred and fifty thousand United States Dollars) by the shareholders who have subscribed the shares with the details as well as the nominal value of shares as stated at the end of the deed.

- Then the compositions of the shareholders of the Company are as follows:

a. VANTAGE HOLDINGS CAYMANS, in the amount of 1.282.500 (one million two hundred and eighty-two thousand five hundred) shares with a nominal value of Rp.15.082.200.000,- (fifteen billion eighty-two million two hundred thousand Rupiah) or equivalent to USD.1.282.500,- (One million two hundred and eighty-two thousand five hundred United States Dollars);

b. Mr. TESSAR RIFIANTO, in the amount of 67.500 (sixty seven thousand five hundred) shares with a nominal value of Rp.793.800.000,- (seven hundred ninety-three million eight hundred thousand Rupiah) or equivalent to

USD.67.S00,- (Sixty seven thousand five hundred United States of American Dollar);

3. To authorize with the right of substitution among others, to the Appearers from HADROMI & PARTNERS law firm to make this Resolution of Shareholders in the form of notary deed and further to present before Notary to arrange and sign this Resolution of the Shareholders as an official deed, to appear before the proficient authorities, in order to obtain approval from the Minister of Law and Human Rights, and to renew the Company's Registration in the Ministry of Trade of the Republic of Indonesia, and therefore it has the right to explain and make or to be made and added in to the Articles of Association of the Company, letters, certificates, registrations and other legal documents relating to this Written Decision and to do all necessary actions.

-Then the Appearers authorize the notary to apply for approval of the amendments to the Articles of Association as well as notification of any change In the shareholdlng structure of the Company to the Ministry of Law and Human Rights of the Republic of Indonesia, to register with the Ministry of Trade of the Republic of Indonesia, to undertake all necessary actions in accordance with the Articles of

Association and the applicable law, to appear, to request for approval, to file report to the relevant government agencies, and finally to perform any action that may be necessary in order to achieve the above purposes.

-The Appearers known to me, Notary;

IN WITNESS WHEREOF

-This deed was made as minutes and executed in Jakarta, on the day, date and time as mentioned at the preamble of this deed In the presence of:

1. Mrs. DINA KARTINI, born in Jakarta on 25-05-1982 (the twenty-fifth day of May nineteen and eighty-two), Indonesian citizen, domiciled in Jakarta, Jalan Meruya Utara, Neighborhood Association 002, Citizenship Association 011, Meruya Utara Sub-District, Kembangan District, West Jakarta, the holder of Population Identification Number: 09.5005.650582.2019; and
2. Mr. RISDIYANTO, born in Jakarta on 03-12-1979 (the third day of December nineteen and seventy-nine), Indonesian citizen, domiciled in Jakarta, Jalan Bangka II E, Rukun Tetangga 004, Citizenship Association 003, Pela Mampang Sub-District, Mampang Prapatan District,

South Jakarta, the holder of Population Identification Number 09.5303.031279.0124;

both being Notary Office's Employees as witnesses.

-Immediately after this deed has been read out by me, Notary to the appearers and witnesses, it was immediately signed by the appearers, witnesses and me, Notary.

-Executed without any changes.

-Minutes of this deed were duly signed by:

1. MOHAMMAD IQBAL HADROMI, Sarjana Hukum;
2. DINA KARTINI;
3. RISDIYANTO;
4. TITUT ROSAWATI, Sarjana Hukum, Master of Notary.

-Given as copy with the same content.

Substitute Notary in Jakarta,

Signed and stamped above seal

TITUT ROSAWATI, SH, Mkn

AFFIDAVIT

This is to certify that have translated the foregoing from Indonesian to English, that is true and complete, and I am competent in both languages

Jakarta, 1st October 2012

Drs. Sularno Popomaruto

Sworn Translator by virtue SK Gub KDKI Dki No.1715/2000

HESTI SULISTIATI BIMASTO, SH

NOTARY

Decree of Minister of Justice and Human Rights of
Republic of Indonesia
No. C-561.HT.03.02. Th-2003 Dated: 22 October 2003

DEED:

UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS "PT. VANTAGE DRILLING COMPANY INDONESIA"

DATE: 3 December 2012

NUMBER = 53 =

KINDO Building Lt. II E 202
Jl. Raya Duren Tiga No. 101 Jakarta 12760
Phone : (021) 7918 4311 Fax : (021) 798 7680
Email: hestinotaris@yahoo.co.id

UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

"PT VANTAGE DRILLING COMPANY INDONESIA"

Number : 53

-On this day, Monday, dated 03-12-2012 (the third day of December two thousand and twelve).

-At 12.00 WIB (twelve o'clock Western Indonesia Time).

-Appeared before me, HESTI SULISTIATI BIMASTO, Sarjana Hukum, Notary in Jakarta, in the presence of witnesses known by me, Notary and whose names will be mentioned by the end of this deed;

-Mr. MOHAMMAD IQBAL HADROMI, Sarjana Hukum, born in Jakarta on 11-10-1972 (the eleventh day of October nineteen seventy-two), Advocate and Legal Consultant at HADROMI & PARTNERS Law Firm, domiciled at Jakarta, Setiabudi Atrium, 2nd floor, Suite 209A, Jalan H.R. Rasuna Said, Kavling 62, South Jakarta, Indonesian Citizen, holder National Identity Card No: 3174021110720003;

-according to his statement in this case acting based on the power of attorney as contained in the UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS OF PT

SWORN TRANSLATOR

VANTAGE DRILLING COMPANY INDONESIA IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS dated 28-11-2012 (the twenty eighth day of November two thousand and twelve), drawn and its original attached to this deed, acting as the authorized from and therefore, for and on behalf of PT. VANTAGE DRILLING COMPANY INDONESIA, a limited liability company, domiciled in South Jakarta, in which its Articles of Association is pursuant to Deed dated 20-04-2009 (the twentieth day of April two thousand and nine) number: 4, drawn before DIAH GUNTARI LISTIANINGSIH SOEMARWOTO, Sarjana Hukum, Notary in Jakarta, which the deed has been approved by the Minister of Law and Human Rights of the Republic of Indonesia as stated under its decree letter dated 11-06-2009 (the eleventh day of June two thousand and nine) number: AHU-25562.AH.01.01.Year 2009, and then amended under deed dated 29-10-2010 (the twenty-nine day of October two thousand and ten) number: 68, drawn before HESTI SULISTIATI BIMASTO, Sarjana Hukum, Notary in Jakarta, which deed has been approved by the Minister of Law and Human Rights of the Republic of Indonesia as stated under its decree letter dated 02-11-2010 (the second day of November two thousand and ten)

number: AHU-51345.AH.01.02.Year 2010 and has been notified to the Minister of Law and Human Rights of the Republic of Indonesia as stated in the Letter of Acceptance of Notification on the Change to the Data of the Company dated 02-12-2010 (the second day of December two thousand and ten) number: AHU-AH.01.10.30948, and then amended under deed dated 06-05-2011 (the sixth day of May two thousand and eleven) number: 7, drawn before Notary HESTI SULISTIATI BIMASTO, Sarjana Hukum, the deed of which has obtained approval from the Minister of Law and Human Rights of the Republic of Indonesia as stated under its decree letter dated 20-09-2011 (the twentieth day of September two thousand and eleven) number: AHU-45836.AH.01.02.Year 2011, while the last structure of the members of the Board of Directors and the Board of Commissioners of the company are as contained under deed dated 23-12-2010 (the twenty-third day of December two thousand and ten) number: 36, drawn before Notary HESTI SULISTIATI BIMASTO, Sarjana Hukum, the deed of which has been notified to the Minister of Law and Human Rights of the Republic of Indonesia as stated in the Letter of Acceptance of Notification on the Change to the Data of the Company dated 10-01-2011

(the tenth day of January two thousand and eleven) number: AHU-AH.01.10-00784, and lastly amended under deed dated 2-11-2011 (the second day of November two thousand and eleven) number: 1, drawn before Notary TITUT ROSAWATI, Sarjana Hukum, the deed of which has obtained approval from the Minister of Law and Human Rights of the Republic of Indonesia as stated under its decree letter dated 21-11-2011 (the twenty first day of November two thousand and eleven) number: AHU-56699.AH.01.02.Year 2011;

(hereinafter referred to as the "Company").

-The appeared in his capacity aforesaid firstly declared as follows:

-Whereas based on the provisions of Article 91 of Law Number 40 Year 2007 concerning Limited Liability Companies ("Company Law"), the shareholders can also take legitimate decisions without conducting the General Meeting of Shareholders provided that all shareholders have been notified in writing and all shareholders have given the written consent;

-Whereas based on Article 91 of the Company Law the decision taken in such way shall have the same power with

the lawful decision taken by the General Meeting of the Shareholders.

-Whereas the authorized capital of the Company is currently Rp. 24.696.000.000,- (twenty four billion six hundred and ninety six million Rupiah) or equal to US$ 2,100,000.00 (two million one hundred thousand United States Dollars), and of this amount only Rp. 15.876.000.000,- (fifteen billion eight hundred and seventy six million Rupiah) or equal to US$ 1,350,000 (one million three hundred and fifty thousand United States Dollars) has been issued and paid up to the Company by the Shareholders, comprising of 1.350.000 (one million three hundred and fifty thousand) shares having a value of Rp. 11.760,- (eleven thousand seven hundred and sixty Rupiah) per share;

-Whereas the Shareholders of the Company are as follows:

a. **VANTAGE HOLDINGS CAYMANS**, as the holder and owner of 1.282.500 (one million two hundred and eighty two thousand five hundred) shares in the Company;

b. **Mr. TESSAR RIFIANTO**, as the holder of 67.500 (sixty seven thousand five hundred) shares in the Company;

-Whereas the Shareholders have accepted and given the opportunity to check the draft of the Sales and Purchase of Shares Agreement ("Sales and Purchase Agreement"), under which VANTAGE HOLDINGS CAYMANS shall sell and transfer 1.282.500 (one million two hundred and eighty two thousand five hundred) shares in the Company having value of Rp. 15.082.200.000,- (fifteen billion eighty two million two hundred thousand Rupiah) equal to US$ 1,282,500.00 (one million two hundred and eighty two thousand five hundred United States Dollars) to OFFSHORE GROUP INVESTMENT LIMITED;

- Whereas the Shareholders of the Company have been notified of the Resolution proposed below;

- Whereas the Shareholders of the Company intend to enact the Sales and Purchase Agreement and for such purpose they have agreed to execute this written Resolution of the Shareholders of the Company, pursuant to Article 91 of the Company Law, in lieu of an Extraordinary General Meeting of Shareholders as follows;

1. To approve the sale and transfer of 1.282.500 (one million two hundred and eighty two thousand five hundred) shares in the Company having value of Rp. 15.082.200.000,- (fifteen billion eighty two million two

PENERJEMAH BERSUMPAH
Drs. SUHARDO PERDAMAPUTRO
SWORN TRANSLATOR

hundred thousand Rupiah) equal to US$ 1,282,500.00 (one million two hundred and eighty two thousand five hundred United States Dollars) from VANTAGE HOLDINGS CAYMANS to OFFSHORE GROUP INVESTMENT LIMITED;

2. To approve the form, terms and conditions specified in the Sales and Purchase Agreement;

-Therefore after the sales and transfer of the shares are carried out, the composition of the Shareholders of the Company are as follows:

-From the authorized capital has been issued and paid up by the Shareholders as follows:

a. OFFSHORE GROUP INVESTMENT LIMITED, in the amount of 1.282.500 (one million two hundred and eighty two thousand five hundred) shares having total nominal value of Rp. 15.082.200.000,- (fifteen billion eighty two million two hundred thousand Rupiah) equal to US$ 1,282,500.00 (one million two hundred and eighty two thousand five hundred United States Dollars);

b. Mr. TESSAR RIFIANTO, in the amount of 67.500 (sixty seven thousand five hundred) shares having total nominal value of Rp. 793.800.000,- (seven hundred and

ninety three million eight hundred thousand Rupiah) equal to US$ 67,500 (sixty seven thousand five hundred United States Dollars).

- Therefore totaling to 1.350.000 (one million three hundred and fifty thousand) shares having total nominal value of Rp. 15.876.000.000,- (fifteen billion eight hundred and seventy six million Rupiah) or equal to US$ 1,350,000.00 (one million three hundred and fifty thousand United States Dollars).

3. To grant a power of attorney to Mr. MOHAMMAD IQBAL HADROMI, Sarjana Hukum of HADROMI & PARTNERS Law Firm, to have this Unanimous Written Resolution drawn up into a notarial deed and, further, to appear before a Notary to have this Unanimous Written Resolution drawn up and executed as an official deed, to meet officials of the appropriate authorities, to obtain the Letter of Acceptance of Notification on the Change to the Data of the Company from the Minister of Law and Human Rights as well as to amend the Company Registration Certificate at the Ministry of Trade of the Republic of Indonesia, and for this purpose, to explain and make or having made and to add this to the Articles of Association of the Company, letters, deeds,

applications and other legal documents related to this Unanimous Written Resolution and to perform all acts which may be required.

-Finally the appearer hereby guarantees the validity of the data, information, and identity of the appearer in accordance with the letter, document, evidence, and identity card presented to me, Notary, and he is solely responsible for the said matters and the appearer further declares that he has understood the contents hereof;

- if in the future appears that disputes and or conflicts and or claims arise concerning this deed made between and or by the appearer or any other party from any matter relevant hereto and or the follow up hereof the Notary shall be held free as Public Official as well as relevant official and witnesses from all claims and or lawsuits and or report, either civil, state administration, or criminal, including but not limited to any claim aimed by his proxy or lawyer;

- if the appearer appears to be ignorant and he fails to satisfy the above purpose and remain with his claim and or report against the Notary and or relevant official the appearer hereby authorizes the Notary and or relevant official and witnesses, for and on behalf of the appearer to revoke such claim and or lawsuit and or report as aforesaid with the

competent authority or the proxy or lawyer, with no exception;

- upon the pronouncement of this deed the appearer is responsible for the contents hereof;

- if in the issuance of the copy/excerpt/quotation of this minute of deed (authentic deed) there are mistakes or mistyping, Notary shall make correction of such mistyping according to the minute of deed (the authentic deed).

- The appearer is known to me, Notary.
- From the aforesaid:

------------------------ IN WITNESS HEREOF --------------------

- Drawn up as the minute and executed in Jakarta on the day and date as mentioned in the preamble of this deed in the presence of:

1. Mr. HASBI AMRILAH, Sarjana Hukum, born in Bandung, on 31-12-1986 (the thirty first day of December nineteen eighty six), Indonesian Citizen, residing in Cidodol, Rukun Tetangga 014, Rukun Warga 006, Sub-District of Grogol Selatan, District of Kebayoran Lama, South Jakarta, holder of National Identity Card Number: 3174053128600014;
2. Mr. ASMARI, born in Jakarta, on 15-08-1979 (the fifteenth day of August nineteen seventy nine), Indonesian Citizen, residing at Jalan Minyak Mesran, Rukun Tetangga 009,

Rukun Warga 003, Sub-District of Duren Tiga, District of Pancoran, South Jakarta, holder of National Identity Card Number: 09.5308.150879.7043;

- Both are employees at the Notary's office, as witnesses.
- Immediately after this deed has been read out by me, Notary to the appearers and witnesses, it was immediately signed by the appearers, witnesses and me, Notary.
- Executed without amendment.
- This minute has been duly signed accordingly.
- Given as copy with the same content.

Notary in Jakarta

Signed and stamped
above seal

HESTI SULISTIATI BIMASTO, SH

AFFIDAVIT

This is to certify that I have translated the foregoing from Indonesian to English, that is true and complete, and I am competent in both languages.

Jakarta, [illegible] January 2013



Drs. Sulamo Popomaruto

Sworn Translator by virtue SK.Gub.KDKI Jkt No.1715/2000